The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor are they soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

FILED PURSUANT TO RULE 424 (B) (7)

REGISTRATION NO: 333-161712

PROSPECTUS SUPPLEMENT (Subject to Completion)

(To Prospectus dated September 3, 2009)

Issued September 21, 2011

SunTrust Banks, Inc.

6,008,902 Warrants

Each Warrant is to Purchase One Share of Common Stock

The United States Department of the Treasury (referred to in this prospectus supplement as the “selling security holder” or “Treasury”) is offering to sell 6,008,902 warrants, each of which represents the right to purchase one share of our common stock, par value $1.00 per share, at an initial exercise price of $33.70 per share. Both the exercise price and the number of shares that will be acquired upon the exercise of a warrant are subject to adjustment from time to time as described in this prospectus supplement. We will not receive any of the proceeds from the sale of the warrants offered by the selling security holder. The warrants expire on December 31, 2018.

We originally issued the warrants to Treasury in a private placement under the Capital Purchase Program established by the Treasury as part of its Troubled Asset Relief Program (“TARP”) as authorized by the Emergency Economic Stabilization Act of 2008 (the “EESA”). Prior to this offering, there has been no public market for the warrants. We have applied to list the warrants on the New York Stock Exchange (the “NYSE”) under the symbol “STI WS A.” Our common stock is listed on the NYSE under the symbol “STI.” On September 20, 2011, the last reported sale price of our common stock on the NYSE was $18.98 per share.

The public offering price and the allocation of the warrants in this offering will be determined by an auction process. During the auction period, potential bidders will be able to place bids at any price (in increments of $0.05) at or above the minimum bid price of $2.00 per warrant. The minimum size for any bid is 100 warrants. If the selling security holder decides to sell the warrants being offered, the public offering price of the warrants will equal the clearing price set in the auction. If bids are received for 100% or more of the offered warrants, the clearing price will be equal to the highest price at which all offered warrants can be sold in the auction. If bids are received for 100% or more of the offered warrants, and the selling security holder elects to sell warrants in the auction, the selling security holder must sell all of the warrants offered during the auction process at the clearing price. If bids are received for half or more, but less than all, of the offered warrants, then the clearing price will be equal to the minimum bid price of $2.00 per warrant, and the selling security holder may (but is not required to) sell, at the clearing price, as many warrants as it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing. In certain cases described in this prospectus supplement, bidders may experience pro-ration of their bids. If bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the warrants, the selling security holder may decide not to sell any warrants, regardless of the clearing price set in the auction process. The method for submitting bids and a more detailed description of this auction process are described in “Auction Process” beginning on page S-17 of this prospectus supplement.

You must meet minimum suitability standards in order to purchase the warrants. You must be able to understand and bear the risk of an investment in the warrants and should be experienced with respect to options and option transactions. You should reach an investment decision only after careful consideration, with your advisers, of the suitability of the warrants in light of your particular financial circumstances and the information in this prospectus supplement and the accompanying prospectus. The warrants involve a high degree of risk, are not appropriate for every investor and may expire worthless.

Investing in the warrants and the common stock involves a number of risks. See the “Risk Factors” section on page S-6, along with the other information in this prospectus supplement and the accompanying prospectus before you make your investment decision.

The warrants and the underlying common stock are neither deposits nor savings accounts and are not guaranteed by the United States Department of the Treasury or insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither of the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per warrant	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to the selling security holder	$	$

The underwriters expect to deliver the warrants in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about September      , 2011.

Deutsche Bank Securities

Co-Manager

Lebenthal & Co., LLC

Prospectus Supplement dated September      , 2011

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the heading “Where You Can Find More Information.”

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “SunTrust,” “we,” “us,” “our” or similar references mean SunTrust Banks, Inc. and its subsidiaries.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and in the documents referred to in this prospectus supplement and which are made available to the public. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the selling security holder and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters or the selling security holder, to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the “SEC.” Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. To receive copies of public records not posted to the SEC’s web site at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available at the offices of the NYSE. For further information on obtaining copies of our public filings at the NYSE, you should call 212-656-3000.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act” (other than, in each case, information that is deemed not to have been filed in accordance with SEC rules), prior to the termination of the offering:

•	Annual Report on Form 10-K for the year ended December 31, 2010;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011;

•

Current Reports on Form 8-K dated December 31, 2010, February 7, 2011, March 9, 2011 (Item 8.01 only), March 18, 2011, March 21, 2011 (Item 8.01 and related Exhibits 4.1, 5.1, 23.1 and 99.2 only), April 1, 2011 (Form 8-K/A filed on April 27, 2011), April 21, 2011 (Item 5.02 and related Exhibit 99.3 only), April 25, 2011, April 26, 2011 (Form 8-K/A filed on June 20, 2011), June 1, 2011, August 8, 2011 and August 9, 2011; and

•

the description of SunTrust’s common stock, $1.00 par value per share, contained in our Registration Statement on Form 8-A, under Section 12(b) of the Exchange Act, filed March 5, 2003, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:

SunTrust Banks, Inc.

303 Peachtree Street, NE

Atlanta, Georgia 30308

Telephone: 404-588-7711

Attn: Corporate Secretary

We have also filed a registration statement (No. 333-161712) with the SEC relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the securities. The registration statement may contain additional information that may be important to you.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus supplement may contain forward-looking statements, including statements about credit quality and the future prospects of SunTrust. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.”

Such statements are based upon the current beliefs and expectations of SunTrust’s management and on information currently available to management. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Exchange Act. Such statements speak as of the date hereof, and SunTrust does not assume any obligation to update the statements included or incorporated by reference herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found beginning on page 8 of SunTrust’s Annual Report on Form 10-K for the year ended December 31, 2010 (as updated on page 92 of SunTrust’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and on page 110 of SunTrust’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011) and elsewhere in SunTrust’s periodic reports and Current Reports filed on Form 8-K with the SEC and available at the SEC’s internet site (http://www.sec.gov). Those factors include:

•	difficult market conditions have adversely affected our industry;

•	concerns over market volatility continue;

•	the Dodd-Frank Act makes fundamental changes in the regulation of the financial services industry, some of which may adversely affect our business;

•	we are subject to capital adequacy and liquidity guidelines and, if we fail to meet these guidelines, our financial condition would be adversely affected;

•	emergency measures designed to stabilize the U.S. banking system are beginning to wind down;

•	we are subject to credit risk;

•	our allowance for loan and lease losses may not be adequate to cover our eventual losses;

•	we will realize future losses if the proceeds we receive upon liquidation of nonperforming assets are less than the carrying value of such assets;

•	weakness in the economy and in the real estate market, including specific weakness within our geographic footprint, has adversely affected us and may continue to adversely affect us;

•	weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us;

•	we are subject to certain risks related to originating and selling mortgages;

•

we may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or certain borrower defaults, which could harm our liquidity, results of operations, and financial condition;

•	we are subject to risks related to delays in the foreclosure process;

•	we may continue to suffer increased losses in our loan portfolio despite enhancement of our underwriting policies;

•	as a financial services company, adverse changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations;

•	changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital or liquidity;

•	the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings;

•	depressed market values for our stock may require us to write down goodwill;

•	clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding;

•	consumers may decide not to use banks to complete their financial transactions, which could affect net income;

•	we have businesses other than banking which subject us to a variety of risks;

•	hurricanes and other natural or man-made disasters may adversely affect loan portfolios and operations and increase the cost of doing business;

•	negative public opinion could damage our reputation and adversely impact business and revenues;

•	the soundness of other financial institutions could adversely affect us;

•	we rely on other companies to provide key components of our business infrastructure;

•	we rely on our systems, employees, and certain counterparties, and certain failures could materially adversely affect our operations;

•	we depend on the accuracy and completeness of information about clients and counterparties;

•	regulation by federal and state agencies could adversely affect the business, revenue, and profit margins;

•	competition in the financial services industry is intense and could result in losing business or margin declines;

•	future legislation could harm our competitive position;

•	maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services;

v

•	we may not pay dividends on our common stock;

•	disruptions in our ability to access global capital markets may negatively affect our capital resources and liquidity;

•	any reduction in our credit rating could increase the cost of our funding from the capital markets;

•	we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits;

•	we are subject to certain litigation, and our expenses related to this litigation may adversely affect our results;

•	we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, our operations may suffer;

•

we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies;

•	our accounting policies and processes are critical to how we report our financial condition and results of operations, and require management to make estimates about matters that are uncertain;

•	changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition;

•	our stock price can be volatile;

•	our disclosure controls and procedures may not prevent or detect all errors or acts of fraud;

•	our financial instruments carried at fair value expose us to certain market risks;

•	our revenues derived from our investment securities may be volatile and subject to a variety of risks; and

•	we may enter into transactions with off-balance sheet affiliates or our subsidiaries.

SUMMARY

The following information should be read together with the information contained in or incorporated by reference in other parts of this prospectus supplement and in the accompanying prospectus. It may not contain all the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before making a decision about whether to invest in the warrants or the common stock. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information. If any statement in this prospectus supplement conflicts with any statement in a document which we have incorporated by reference, then you should consider only the statement in the more recent document. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether an investment in the warrants or the common stock is appropriate for you.

The Issuer

SunTrust Banks, Inc., with total assets of $172.2 billion as of June 30, 2011, is one of the nation’s largest financial services holding companies.

Through our flagship subsidiary, SunTrust Bank, we provide deposit, credit and trust and investment services. Additional subsidiaries provide mortgage banking, insurance, asset management, equipment leasing, brokerage and capital market services. SunTrust’s client base encompasses a broad range of individuals and families, high–net–worth clients, businesses and institutions.

SunTrust enjoys strong market positions in some of the highest–growth markets in the United States and also serves clients in selected markets nationally. Our priorities include consistency in financial performance, quality in customer service and a strong commitment to all segments of the communities we serve.

As of June 30, 2011, SunTrust had 1,661 retail and specialized service branches and 2,919 ATMs, which are located primarily in Florida, Georgia, Maryland, North Carolina, South Carolina, Tennessee, Virginia and the District of Columbia. In addition, SunTrust provides clients with a selection of technology–based banking channels including Internet, PC and Telephone Banking. Our internet address is www.suntrust.com. Information presented on or accessed through our web site is not incorporated into, or made a part of, this prospectus supplement.

As of June 30, 2011, SunTrust had total assets under advisement of $201.0 billion. This includes $165.2 billion in trust assets as well as $35.8 billion in retail brokerage assets. SunTrust’s mortgage servicing portfolio was $162.9 billion as of June 30, 2011.

Our principal executive offices are located at SunTrust Banks, Inc., 303 Peachtree Street, NE, Atlanta, Georgia 30308. Our telephone number is 404-588-7711.

Summary of the Offering

The following summary contains basic information about the warrants, the common stock, and the auction process and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the warrants and the common stock, you should read the sections of this prospectus supplement entitled “Description of Warrants” and “Description of Capital Stock.”

Issuer	SunTrust Banks, Inc.

Warrants offered by the selling security holder	6,008,902

Common stock outstanding after this offering	536,906,686 shares(1)(2)

Auction process	The selling security holder and the underwriters will determine the public offering price and the allocation of the warrants in this offering through an auction process conducted by Deutsche Bank Securities Inc., the sole book-running manager, in its capacity as the auction agent. The auction process will entail a modified “Dutch auction” mechanic in which bids may be submitted through the auction agent or one of the other brokers that is a member of the broker network, which are collectively referred to in this prospectus supplement as the network brokers, established in connection with the auction process. Each broker will make suitability determinations with respect to its own customers wishing to participate in the auction process. The auction agent will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process. We encourage you to discuss any questions regarding the bidding process and suitability determinations applicable to your bids with your broker. We do not intend to submit any bids in the auction. For more information about the auction process, see “Auction Process” in this prospectus supplement.

Minimum bid price and price increments	The offering is being made using an auction process in which prospective purchasers are required to bid for the warrants. During the auction period, bids may be placed by qualifying bidders at any price (in increments of $0.05) at or above the minimum bid price of $2.00 per warrant. See “Auction Process” in this prospectus supplement.

Minimum bid size	100 warrants

Bid submission deadline	The auction will commence at 8:00 a.m., New York City time, on the date specified by the auction agent in a press release issued prior to the opening of the equity markets on such day, and will close at 6:30 p.m., New York City time, on that same day, which is referred to as the submission deadline.

Irrevocability of bids	Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit successful bids will be obligated to purchase the warrants allocated to them. The auction agent is under no obligation to reconfirm bids for any reason; however, the auction agent may require that bidders confirm their bids at its discretion before the auction process closes. See “Auction Process” in this prospectus supplement.

Clearing price	The price at which the warrants will be sold to the public will be the clearing price set by the auction process. The clearing price will be determined based on the valid, irrevocable bids at the time of the final submission deadline as follows:

•

if valid, irrevocable bids are received for 100% or more of the number of warrants being offered, the clearing price will be equal to the highest price in the auction at which the quantity of all bids at or above such price equals 100% or more of the number of warrants being offered in the auction.

•	If bids are received for half or more, but less than all, of the offered warrants, the clearing price will be equal to the minimum bid price of $2.00 per warrant.

Unless the selling security holder decides not to sell any warrants or as otherwise described below, the warrants will be sold to bidders at the clearing price. Even if bids are received for 100% or more of the warrants being offered, the selling security holder may decide not to sell any warrants in the auction process, regardless of the clearing price. If the selling security holder decides to sell warrants in the auction, after the selling security holder confirms its acceptance of the clearing price (and, in the case where bids are received for fewer than 100% of the warrants being offered, the number of warrants to be sold), the auction agent and each network broker that has submitted bids will notify successful bidders that the auction has closed and that their bids have been accepted (subject in some cases to pro-ration, as described below). The clearing price and number of warrants being sold are also expected to be announced by press release prior to the opening of the equity markets on the business day following the end of the auction. See “Auction Process” in this prospectus supplement.

Number of warrants to be sold

If bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may, but is not required to, sell at the minimum bid price in the auction (which will be deemed to be the clearing price) as many warrants as it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing. If bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the warrants, the selling security holder may decide not to sell any warrants in the auction process, regardless of the clearing price. If bids are received for all of the offered warrants and the selling security holder elects to sell warrants in the auction, the selling security holder must sell all of the offered warrants. See “Auction Process” in this prospectus supplement.

Allocation; pro-ration	If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in the offering, then any bids submitted in the auction above the clearing price will receive allocations in full, while any bids submitted at the clearing price may experience pro-rata allocation. If bids for half or more, but less than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation. See “Auction Process” in this prospectus supplement.

Use of proceeds	We will not receive any proceeds from the sale of any of the securities offered by the selling security holder. See “Use of Proceeds.”

Risk factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should consider carefully before deciding to invest in the warrants.

Listing	We have applied to list the warrants on the NYSE under the symbol “STI WS A.” Our common stock is listed on the NYSE under the symbol “STI.”

Warrant agent	Computershare Trust Company

Auction agent	Deutsche Bank Securities Inc.

Network brokers	See page S-19 for a list of brokers participating as network brokers in the auction process.

Concurrent warrant auction

Concurrently with this offering of warrants, the selling security holder is offering up to 11,891,280 warrants, each to purchase one share of our common stock, in a separate modified “Dutch auction.” These additional warrants have an exercise price of $44.15, expire on November 14, 2018 and will be immediately exercisable. The public offering price of the warrants in the concurrent offering is $ per warrant. A prospectus supplement relating to those additional warrants has been filed with the SEC.

This offering of warrants is separate from the selling security holder’s concurrent offering of the additional warrants. If you wish to bid on the additional warrants being sold in the concurrent offering, you must submit those bids separately in the auction for those warrants, and any bid you submit for the warrants offered by this prospectus supplement will not be a bid for the additional warrants in the concurrent auction.

(1)	The number of shares of common stock outstanding immediately after the closing of this offering is based on 536,906,686 shares of common stock outstanding as of June 30, 2011.

(2)	Unless otherwise indicated, the number of shares of common stock presented in this prospectus supplement excludes 5,850,535 shares of common stock issuable under our stock compensation plans, shares issuable upon exercise of the warrants being offered by this prospectus supplement and shares issuable upon exercise of the additional warrants being sold by Treasury in a separate concurrent auction.

RISK FACTORS

An investment in our securities involves certain risks. You should carefully consider the risks described below, the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the warrants or our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks related to our common stock and faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus.

Risks Related to the Auction Process

The Price of the Warrants Could Decline Rapidly and Significantly Following this Offering.

The public offering price of the warrants, which will be the clearing price, will be determined through an auction process conducted by the selling security holder and the auction agent. Although we have applied to list the warrants on the NYSE, prior to this offering there has been no public market for the warrants, and the public offering price may bear no relation to market demand for the warrants once trading begins. We have been informed by both Treasury and Deutsche Bank Securities Inc. (“Deutsche Bank Securities”), as the auction agent, that they believe that the bidding process will reveal a clearing price for the warrants offered in the auction process, which will either be the highest price at which all of the warrants offered may be sold to bidders, if bids are received for 100% or more of the offered warrants, or the minimum bid price of $2.00, if bids are received for half or more, but less than all, of the offered warrants. If there is little or no demand for the warrants at or above the public offering price once trading begins, the price of the warrants would likely decline following this offering. Limited or less-than-expected liquidity in the warrants, including decreased liquidity due to a sale of less than all of the warrants being offered, could also cause the trading price of the warrants to decline. In addition, the auction process may lead to more volatility in, or a decline in, the trading price of the warrants after the initial sales of the warrants in this offering. If your objective is to make short-term profit by selling the warrants you purchase in the offering shortly after trading begins, you should not submit a bid in the auction.

The Minimum Bid Price that the Auction Agent Has Set for the Warrants in this Offering May Bear No Relation to the Price of the Warrants after the Offering.

Prior to this offering, there has been no public market for the warrants. The minimum bid price set forth in this prospectus supplement was agreed by Deutsche Bank Securities, the sole book running manager of this offering, and Treasury. We did not participate in the determination of the minimum bid price and therefore cannot provide any information regarding the factors that Treasury and Deutsche Bank Securities considered in such determination. An analysis of the value of complex securities such as the warrants is necessarily uncertain as it may depend on several key variables, including for example the volatility of the trading prices of the underlying security. The difficulty associated with determining the value of the warrants is further increased by the substantial time period during which the warrants can be exercised. We cannot assure you that the price at which the warrants will trade after completion of this offering will exceed this minimum bid price, or that Treasury will choose to or will succeed in selling, any or all of the warrants at a price equal to or in excess of the minimum bid price.

The Auction Process for this Offering May Result in a Phenomenon Known as the “Winner’s Curse,” and, as a Result, Investors May Experience Significant Losses.

The auction process for this offering may result in a phenomenon known as the “winner’s curse.” At the conclusion of the auction process, successful bidders that receive allocations of warrants in this offering may infer that there is little incremental demand for the warrants above or equal to the public offering price. As a result, successful bidders may conclude that they paid too much for the warrants and could seek to immediately sell their warrants to limit their losses should the price of the warrants decline in trading after the auction process is completed. In this situation, other investors that did not submit successful bids may wait for this selling to be completed, resulting in reduced demand for the warrants in the public market and a significant decline in the price of the warrants. Therefore, we caution investors that submitting successful bids and receiving allocations may be followed by a significant decline in the value of their investment in the warrants shortly after this offering.

The Auction Process for this Offering May Result in a Situation in which Less Price Sensitive Investors Play a Larger Role in the Determination of the Public Offering Price and Constitute a Larger Portion of the Investors in this Offering, and, as a Result, the Public Offering Price May Not Be Sustainable Once Trading of Warrants Begins.

In a typical public offering of securities, a majority of the securities sold to the public are purchased by professional investors that have significant experience in determining valuations for companies in connection with such offerings. These professional investors typically have access to, or conduct their own, independent research and analysis regarding investments in such offerings. Other investors typically have less access to this level of research and analysis, and as a result, may be less sensitive to price when participating in the auction. Because of the auction process used in this auction, these less price sensitive investors may have a greater influence in setting the public offering price (because a larger number of higher bids may cause the clearing price in the auction to be higher than it would otherwise have been absent such bids) and may have a higher level of participation in this offering than is normal for other public offerings. This, in turn, could cause the auction process to result in a public offering price that is higher than the price professional investors are willing to pay for the warrants. As a result, the price of the warrants may decrease once trading of the warrants begins. Also, because professional investors may have a substantial degree of influence on the trading price of the warrants over time, the price of the warrants may decline and not recover after this offering. Furthermore, if the public offering price of the warrants is above the level that investors determine is reasonable for the warrants, some investors may attempt to short sell the warrants after trading begins, which would create additional downward pressure on the trading price of the warrants.

The Clearing Price for the Warrants May Bear Little or No Relationship to the Price for the Warrants that Would Be Established Using Traditional Valuation Methods or the Market Price of Our Common Stock, and, as a Result, the Trading Price of the Warrants May Decline Significantly Following the Issuance of the Warrants.

The public offering price of the warrants will be equal to the clearing price. The clearing price of the warrants may have little or no relationship to, and may be significantly higher than, the price for the warrants that otherwise would be established using traditional indicators of value, such as our future prospects and those of our industry in general; our revenues, earnings, and other financial and operating information; multiples of revenue, earnings, cash flows, and other operating metrics; market prices of securities and other financial and operating information of companies engaged in activities similar to us; and the views of research analysts. The trading price of the warrants may vary significantly from the public offering price. Potential investors should not submit a bid in the auction for this offering unless they are willing to take the risk that the price of the warrants could decline significantly.

No Maximum Price or Set Auction Price Range Has Been Established in Connection with the Auction Process, and any Bids Submitted as “Market Bids” Will Be Included at the Highest Bid Received From any Bidder.

Although the auction agent has established a minimum bid in connection with the auction process, no maximum price or set price range has been implemented, meaning that there is no ceiling on the per-warrant amount that an investor can bid in the auction. If a bidder submits a market bid (i.e., a bid that specifies the number of warrants the bidder is willing to purchase without specifying the price it is willing to pay), that bid will be treated as a bid at the highest price received from any other bidder in the auction. Because market bids will increase the number of warrants that are covered by bids at the highest price received, the submission of market bids could cause the clearing price in the auction process to be higher than it would otherwise have been absent such market bids. Since the only information being provided in connection with the auction process is the minimum bid price and the auction agent is under no obligation to reconfirm bids for any reason, potential investors should carefully evaluate all factors that may be relevant about us, our operations, the warrants and the auction process in determining the appropriateness of any bids they may submit.

Successful Bidders May Receive the Full Number of Warrants Subject to their Bids, so Potential Investors Should Not Make Bids for More Warrants than They are Prepared to Purchase.

Each bidder may submit multiple bids. However, as bids are independent, each bid may result in an allocation of warrants. Allocation of the warrants will be determined by, first, allocating warrants to any bids made above the clearing price, and second, allocating warrants on a pro-rata basis among bids made at the clearing price. If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in the offering, the bids of successful bidders that are above the clearing price will be allocated all of the warrants represented by such bids, and only bids submitted at the clearing price will experience any pro-rata allocation. Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit successful bids will be obligated to purchase the warrants allocated to them. Accordingly, the sum of a bidder’s bid sizes as of the submission deadline should be no more than the total number of warrants the bidder is willing to purchase, and investors are cautioned against submitting a bid that does not accurately represent the number of warrants that they are willing and prepared to purchase.

Submitting a Bid Does Not Guarantee an Allocation of Warrants, Even If a Bidder Submits a Bid At or Above the Public Offering Price of the Warrants.

The auction agent may require, at its discretion, that bidders confirm their bids before the auction closes (although the auction agent is under no obligation to reconfirm bids for any reason). If a bidder is requested to confirm a bid and fails to do so within the permitted time period, that bid may be deemed to have been withdrawn and, accordingly, that bidder may not receive an allocation of warrants even if the bid is at or above the public offering price. The auction agent may, however, choose to accept any such bid even if it has not been reconfirmed. In addition, the auction agent may determine in some cases to impose size limits on the aggregate size of bids that it chooses to accept from any bidder (including any network broker), and may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering. Furthermore, if bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in the offering, each bid submitted at the clearing price will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by such bid, rounded to the nearest whole number of warrants (subject to rounding to eliminate odd-lots). Similarly, if bids for half or more, but less than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation. The selling security holder could also decide, in its sole discretion, not to sell any warrants in this offering after the clearing price has been determined. As a result of these factors, you may not receive an allocation for all the warrants for which you submit a bid.

We Cannot Assure You that the Auction Will Be Successful or that the Full Number of Offered Warrants Will be Sold.

If sufficient bids are received and accepted by the auction agent to enable the selling security holder to sell all of the warrants in this offering, the public offering price will be set at the clearing price, unless the selling security holder decides, in its sole discretion, not to sell any warrants in this offering after the clearing price is determined. If, however, bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may (but is not required to) sell, at the minimum bid price in the auction (which will be deemed the clearing price) as many warrants as it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing. If bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering. Even if bids are received for all of the offered warrants, the selling security holder is not obligated to sell any warrants regardless of the clearing price set through the auction process. The liquidity of the warrants may be limited if less than all of the offered warrants are sold by the selling security holder. Possible future sales of the selling security holder’s remaining warrants, if any are held following this offering, could affect the trading price of the warrants sold in this offering.

Submitting Bids Through a Network Broker or Any Other Broker that is Not the Auction Agent May in Some Circumstances Shorten Deadlines for Potential Investors to Submit, Modify or Withdraw Their Bids.

In order to participate in the auction, bidders must have an account with, and submit bids to purchase warrants through, either the auction agent or a network broker. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agent or a network broker. Potential investors and brokers that wish to submit bids in the auction and do not have an account with the auction agent or a network broker must either establish such an account prior to bidding in the auction or cause a broker that has such an account to submit a bid through that account. Network brokers and other brokers will impose earlier submission deadlines than those imposed by the auction agent in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agent (or, in the case of non-network brokers submitting bids through a network broker, to such network broker to transmit to the auction agent) before the auction closes. As a result of such earlier submission deadlines, potential investors who submit bids through a network broker, or brokers that submit bids through the auction agent or a network broker, will need to submit or withdraw their bids earlier than other bidders, and it may in some circumstances be more difficult for such bids to be submitted, modified or withdrawn.

Risks Related to the Warrants

The Warrants Are a Risky Investment. You May Not Be Able to Recover the Value of Your Investment in the Warrants, and the Warrants May Expire Worthless.

On September 20, 2011, the last reported price of our common stock on the NYSE was $18.98 per share, which is below the exercise price of the warrants. In order for you to recover the value of your investment in the warrants, either a trading market must develop for the warrants and the trading price of the warrants must exceed the public offering price, or our stock price must increase to more than the sum of the exercise price of the warrants ($33.70) and the clearing price of the warrants. If, for example, the clearing price of the warrants were the minimum bid price, our stock price would have to be more than $35.70 for you to have an opportunity to exercise the warrants and achieve a positive return on your investment.

The warrants are exercisable only until December 31, 2018. Generally, a component of the value of option securities such as the warrants is time until expiration and, as the period of time until expiration of the warrants decreases, the market price of the warrants will, holding other variables constant, likely decline. In the event our common stock price does not increase to the level discussed above during the period when the warrants are exercisable, you will likely not be able to recover the value of your investment in the warrants. In addition, if our common stock price remains below the exercise price of the warrants, the warrants may not have any value and may expire without being exercised, in which case you will lose your entire investment. There can be no assurance that the trading price of our common stock will exceed the exercise price or the price required for you to achieve a positive return on your investment. Furthermore, upon exercise of the warrants, you will receive a number of shares of stock calculated based on the closing price of our common stock on that day. Accordingly, the number of shares and the value of our common stock you receive upon exercise of the warrants will depend on the market price of our common stock on the day on which you choose to exercise those warrants.

There Is No Existing Market for the Warrants, and You Cannot Be Certain that an Active Market Will Be Established.

Prior to this offering, there has been no existing trading market for the warrants. The public offering price for the warrants is being determined by an auction process, and may not be indicative of the price that will prevail in the trading market following this offering. The market price for the warrants may decline below the public offering price, and may be volatile. The liquidity of any market for the warrants will depend on a number of factors, including but not limited to:

•	the number of warrants that investors purchase in the auction;

•	the number of warrants that the selling security holder elects to sell in this offering;

•	the number of holders of the warrants;

•	our performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the warrants; and

•	the market price of our common stock.

The market price of the warrants also may be adversely affected by the market price of any additional warrants sold by the selling security holder in the separate auction being conducted concurrently with this offering.

The Warrants Are Not Suitable for All Investors.

The warrants are complex financial instruments for which there is no established trading market. Accordingly, the auction agent, each network broker and any other broker that submits bids through the auction agent or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the warrants is appropriate for any particular investor. Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of the Financial Industry Regulatory Authority, Inc., (“FINRA”). If you do not meet the relevant suitability requirements of the auction agent or another broker, you will not be able to bid in the auction. You should be prepared to sustain a total loss of the purchase price of your warrants.

Purchasers of Warrants Who Exercise Their Warrants for Shares of Our Common Stock Will Incur Immediate and Future Dilution.

Upon exercise of your warrants for shares of our common stock, you could experience immediate and substantial dilution if the exercise price of your warrants at the time were higher than the net tangible book value per share of the outstanding common stock. In addition, you will experience dilution (subject to the anti-dilution protections contained in the warrants and described in this prospectus supplement) when we issue additional shares of common stock in any future offerings or under outstanding options and warrants (including any warrants sold by the selling security holder in the separate auction being conducted concurrently with this offering) and under our stock compensation plans or other employee or director compensation plans.

The Market Price of the Warrants Will Be Directly Affected by the Market Price of Our Common Stock, which May Be Volatile.

To the extent a secondary market develops for the warrants, the market price of our common stock will significantly affect the market price of the warrants. This may result in greater volatility in the market price of the warrants than would be expected for warrants to purchase securities other than our common stock. The market price of our common stock could be subject to significant fluctuations and we cannot predict how shares of our common stock will trade in the future. Increased volatility could result in a decline in the market price of our common stock, and, in turn, in the market price of the warrants. The price of our common stock also could be affected by possible sales of common stock by investors who view the warrants as a more attractive means of equity participation in SunTrust and by hedging or arbitrage activity involving our common stock. The hedging or arbitrage of our common stock could, in turn, affect the market price of the warrants.

Holders of the Warrants Will Have No Rights as Common Shareholders Until They Acquire Our Common Stock.

Until you acquire shares of our common stock upon exercise of the warrants, you will have no rights with respect to our common stock, including rights to receive dividend payments, vote or respond to tender offers. Upon exercise of your warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

The Exercise Price of and the Number of Shares of Our Common Stock Underlying the Warrants May Not Be Adjusted for all Dilutive Events.

The exercise price of and the number of shares of our common stock underlying the warrants are subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, certain cash dividends and certain issuer tender or exchange offers as described under “Description of Warrants—Adjustments to the Warrants.” The exercise price will not be adjusted, however, for other events, such as a third-party tender or exchange offer, a merger or reorganization in which common stock is acquired for cash or an issuance of common stock for cash, that may adversely affect the trading price of the warrants or our common stock. Other events that adversely affect the value of the warrants may occur that do not result in an adjustment to such exercise price.

Additionally, the exercise price of, and the number of shares underlying, the warrants will not be adjusted for any regular quarterly cash dividends that are in the aggregate less than or equal to $0.54 per share of common stock, which is the amount of the last dividend per share declared prior to the date on which the warrants were originally issued to Treasury. See “—Risks Related to Our Common Stock—You May Not Receive Dividends on Our Common Stock.”

Recent Governmental Actions Regarding Short Sales May Adversely Affect the Market Value of the Warrants.

Governmental actions that interfere with the ability of warrant investors to effect short sales of the underlying common stock could significantly affect the market value of the warrants. Such government actions could make the arbitrage strategy that certain warrant investors employ more difficult to execute for the outstanding warrants offered hereby. At an open meeting on February 24, 2010 the SEC adopted a new short sale price test, through an amendment to Rule 201 of Regulation SHO. The new Rule 201 restricts short selling only when a stock price has triggered a circuit breaker by falling at least 10 percent in one day, at which point short sale orders can be displayed or executed only if the order price is above the current national best bid, subject to certain limited exceptions. If such new price test precludes warrant investors from executing the arbitrage strategy that they employ or other limitations are instituted by the SEC or any other regulatory agencies, the market value of the warrants could be adversely affected. The warrant agreement does not contain any provisions to afford holders protection in the event of a decline in the market value of the warrants due to such new price test or other limitations, and holders will not be entitled to any exercise price reduction or increase to the number of underlying shares except under the limited circumstances described in “Description of Warrants.”

The Warrants Do Not Automatically Exercise, and any Warrant not Exercised Prior to the Expiration Date Will Expire Unexercised.

The warrants do not automatically exercise upon expiration. You are entitled to exercise the full number of warrants registered in your name or any portion thereof. Any warrant that you do not exercise prior to the expiration date will expire unexercised and you will not receive any shares of common stock.

Your Return on the Warrants Will Not Reflect Dividends on Our Common Stock.

Your return on the warrants will not reflect the return you would realize if you actually owned shares of our common stock and received any dividends paid on our common stock other than to the extent described below under “Description of Warrants—Adjustments to the Warrants.” If we increase our regular quarterly cash dividends in the future, your warrants will not be adjusted for, and you will not receive any benefit of, any aggregate regular quarterly cash dividend less than or equal to $0.54 per share.

The Warrant Agreement Is Not an Indenture Qualified Under the Trust Indenture Act, and the Obligations of the Warrant Agent are Limited.

The warrant agreement is not an indenture qualified under the Trust Indenture Act of 1939, as amended (the “TIA”) and the warrant agent is not a trustee qualified under the TIA. Accordingly, warrantholders will not have the benefits of the protections of the TIA. Under the terms of the warrant agreement, the warrant agent will have only limited obligations to the warrantholders. Accordingly, it may in some circumstances be difficult for warrant holders, acting individually or collectively, to take actions to enforce their rights under the warrants or the warrant agreement.

The Selling Security Holder is a Federal Agency and Your Ability to Bring a Claim Against the Selling Security Holder Under the Federal Securities Laws May Be Limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”) provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, the selling security holder and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the officers, agents or employees of the selling security holder for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part or resulting from any other act or omission in connection with the offering of the warrants by the selling security holder or the shares of common stock issuable upon the exercise thereof would likely be barred.

Hedging Arrangements Relating to the Warrants May Affect the Value of Our Common Stock.

In order to hedge their positions, holders of our warrants may enter into derivative transactions with respect to our common stock, may unwind or adjust derivative transactions and may purchase or sell our common stock in secondary market transactions. The effect, if any, of any of these activities on the trading price of our common stock will depend in part on market conditions and cannot be ascertained in advance, but any of these activities could adversely affect the value of our common stock.

Holders of the Warrants Will Not Receive Any Additional Shares of Common Stock or Other Compensation Representing Any Lost Value Resulting From a Decrease in the Option Life of the Warrants in the Event We Undergo a Business Combination.

In the event we undergo a merger, consolidation, statutory share exchange or similar transaction requiring the approval of our shareholders, each of which are referred to in this prospectus supplement as a business combination, each warrantholder’s right to receive common stock pursuant to the warrants will be converted into the right to receive a number of shares of stock or other securities or property (including cash) which would have been received if such holder had exercised the warrants immediately prior to such business combination. Any such business combination could, therefore, substantially affect the value of the warrants by changing the securities received upon exercise or fixing the market value of the property to be received upon exercise. Warrantholders will not receive any additional shares of common stock or other compensation representing any lost value resulting from any decrease in the option life of, or change in the securities or property (including cash) underlying, the warrants resulting from any such business combination.

You may be subject to tax upon an adjustment to the number of shares of common stock underlying the warrants or the exercise price of the warrants even though you do not receive a corresponding cash distribution.

The number of shares of common stock underlying the warrants and the exercise price of the warrants are subject to adjustment in certain circumstances. To the extent an adjustment, or failure to adjust, results in an increase in your proportionate interest in our assets or our earnings and profits, you may be deemed to have received for U.S. federal income tax purposes a taxable dividend (to the extent deemed paid out of our earnings and profits) without the receipt of any cash. If you are a Non-U.S. Holder, such deemed dividend generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be set off against shares of our common stock to be delivered upon exercise of warrants. See “Certain United States Federal Income Tax Considerations” in this prospectus supplement.

Risks Related to Our Common Stock

The Price of Our Common Stock May Fluctuate Significantly, and This May Make It Difficult for You to Resell Shares of Common Stock Owned by You at Times or at Prices You Find Attractive.

The price of our common stock on the NYSE constantly changes. We expect that the market price of our common stock will continue to fluctuate and there can be no assurances about the market prices for our common stock.

Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition;

•

changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our common stock or those of other financial institutions;

•	operating results that vary from the expectations of management, financial analysts and investors;

•	speculation in the press or investment community generally or relating to our reputation or the financial services industry;

•	strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions or financings;

•	actions by our current shareholders, including sales of common stock by existing shareholders and/or directors and executive officers;

•	the operating and securities price performance of companies that investors consider comparable to us;

•	future sales of our equity or equity-related securities;

•	changes in the frequency or amount of dividends or share repurchases;

•	proposed or adopted regulatory changes or developments;

•	anticipated or pending investigations, proceedings or litigation that involve or affect us;

•	domestic and international economic factors unrelated to our performance; or

•	general market conditions and, in particular, developments related to market conditions for the financial services industry.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our stock price, notwithstanding our operating results.

There May Be Future Sales or Other Dilution of Our Equity, Which May Adversely Affect the Market Price of Our Common Stock.

Except as described under the heading “Underwriting” below, we are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional shares of common stock or of preferred stock, convertible securities or warrants or the exercise of such securities could be substantially dilutive to shareholders of our common stock. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our shareholders bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

You May Not Receive Dividends on Our Common Stock.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Furthermore, holders of our common stock are subject to the prior dividend rights of any holders of our preferred stock at any time outstanding or depositary shares representing such preferred stock then outstanding. Although we have historically declared cash dividends on our common stock, we are not required to do so. During 2009, we reduced the quarterly dividend on our common stock from $0.10 per share to $0.01 per share, where it remained through the declaration in April 2011. In August 2011, we announced a quarterly dividend declaration of $0.05 per share, which was paid in September 2011. In the future we may further reduce or eliminate our common stock dividend. This could adversely affect the market price of our common stock.

Our Results of Operations and Our Ability to Fund Dividend Payments on Our Common Stock and All Payments on Our Other Obligations Depend Upon the Results of Operations of Our Subsidiaries.

We are a separate and distinct legal entity from our banking and non-banking subsidiaries. Our principal source of funds to make payments on securities is dividends from our banking subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and non-banking subsidiaries may pay to us without regulatory approval. In particular, dividend and other distributions from our bank to our holding company would require notice to or approval of the applicable regulatory authority. There can be no assurances that we would receive such approval.

In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, such authority may require, after notice and hearing, that such bank cease and desist from such practice. Depending on the financial condition of our banking subsidiaries, the applicable regulatory authority might deem us to be engaged in an unsafe or unsound practice if our banking subsidiaries were to pay dividends. The Federal Reserve has issued policy statements generally requiring insured banks and bank holding companies only to pay dividends out of current operating earnings.

Payment of dividends could also be subject to regulatory limitations if any of our banking subsidiaries became “under-capitalized” for purposes of the “prompt corrective action” regulations of the federal bank regulatory agencies that are the primary regulators of our banking subsidiaries. “Under-capitalized” is currently defined as having a total risk–based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 4.0%, or a core capital, or leverage, ratio of less than 3.0%. Throughout 2010, our banking subsidiaries were in compliance with all regulatory capital requirements and considered to be “well-capitalized” under applicable regulations. In addition, we expect that federal bank regulatory agencies will adopt heightened regulatory standards regarding capital requirements as a result of recent final rules released by the Basel Committee on Banking Supervision. More information on these expected requirements is contained in SunTrust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Furthermore, our right to participate in any distribution of assets of any of our subsidiaries upon its liquidation or otherwise, and thus your ability as a holder of the common stock to benefit indirectly from such distribution, will be subject to the prior claims of creditors of such subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, our common stock is effectively subordinated to all existing and future liabilities and obligations of our subsidiaries.

Offerings of Debt, Which Would Be Senior to Our Common Stock Upon Liquidation, and/or Preferred Equity Securities Which May Be Senior to Our Common Stock for Purposes of Dividend Distributions or Upon Liquidation, May Adversely Affect the Market Price of Our Common Stock.

We may attempt to increase our capital resources or, if our or the capital ratio of any of our banking subsidiaries falls below the required minimums, we or such banking subsidiary could be forced to raise additional capital by making additional offerings of debt or preferred equity securities, including medium–term notes, trust preferred securities, senior or subordinated notes and preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

Our board of directors is authorized to issue preferred stock in one or more series, to fix the number of shares in each series, and to determine the designations and preferences, limitations and relative rights of each series, including dividend rates, terms of redemption, liquidation preferences, sinking fund requirements, conversion rights, voting rights, and whether the preferred stock can be issued as a share dividend with respect to another class or series of shares, all without any vote or other action on the part of shareholders.

Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of any holders of our preferred stock then outstanding.

Anti-Takeover Provisions Could Negatively Impact Our Shareholders.

Certain provisions of our articles of incorporation, bylaws and Georgia law could have the effect of preventing, delaying or discouraging an attempt to obtain control of us. See “Anti-takeover Provisions” in the section of this prospectus supplement entitled “Description of Capital Stock.”

AUCTION PROCESS

The following describes the auction process used to determine the public offering price of the warrants. That process differs from methods traditionally used in other underwritten public offerings. The selling security holder and the underwriters will determine the public offering price and the allocation of the warrants in this offering by an auction process conducted by the sole book-running manager, Deutsche Bank Securities, in its capacity as the “auction agent.” This auction process will involve a modified “Dutch auction” mechanic in which the auction agent (working with a number of other brokers) will receive and accept bids from bidders at either the minimum bid price of $2.00 or at price increments of $0.05 in excess of the minimum bid price. We do not intend to submit any bids in the auction. After the auction closes and those bids become irrevocable (which will occur automatically at the submission deadline to the extent such bids have not been modified or withdrawn at that time), the auction agent will determine the clearing price for the sale of the warrants offered hereby and, if the selling security holder chooses to proceed with the offering, the underwriters will allocate warrants to the winning bidders. The auction agent has reserved the right to round allocations to eliminate odd-lots. The clearing price for the warrants may bear little or no relationship to the price that would be established using traditional valuation methods. You should carefully consider the risks described under “Risk Factors—Risks Related to the Auction Process” beginning on page S-6.

Eligibility and Account Status

In order to participate in the auction process, bidders must have an account with, and submit bids to purchase warrants through, either the auction agent or one of the network brokers. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agent or a network broker. If you wish to bid in the auction and do not have an account with the auction agent or a network broker, you will either need to establish such an account prior to bidding in the auction (which may be difficult to do before the submission deadline) or contact your existing broker and request that it submit a bid through the auction agent or a network broker. Network brokers and other brokers will have deadlines relating to the auction that are earlier than those imposed by the auction agent, as described below under “—The Auction Process—The Bidding Process.”

Because the warrants are complex financial instruments for which there is no established trading market, the auction agent, each network broker and any other broker that submits bids through the auction agent or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the warrants is appropriate for any particular investor. Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of FINRA. If you do not meet the relevant suitability requirements of the auction agent or another broker, you will not be able to bid in the auction. Accounts at the auction agent or any other broker, including broker accounts, are also subject to the customary rules of those institutions. You should contact your brokerage firm to better understand how you may submit bids in the auction process.

The auction agent or network brokers may require bidders (including any brokers that may be bidding on behalf of their customers) to submit additional information, such as tax identification numbers, a valid e-mail address and other contact information, and other information that may be required to establish or maintain an account.

The auction agent and the network brokers, upon request, will provide certain information to you in connection with the offering, including this prospectus supplement and the accompanying prospectus and forms used by such brokers, if any, to submit bids. Additionally, you should understand that:

•	before submitting a bid in the auction, you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including all the risk factors;

•

the minimum bid price was agreed by the auction agent and Treasury, and we did not participate in that determination and therefore cannot provide any information regarding the factors that Treasury and the auction agent considered in determining the minimum bid price;

•

if bids are received for 100% or more of the offered warrants, the public offering price will be set at the auction clearing price (unless the selling security holder decides, in its sole discretion, not to sell any warrants in the offering after the clearing price is determined);

•

if bids are received for half or more, but less than all, of the offered warrants, then the selling security holder may (but is not required to) sell, at the minimum bid price in the auction (which will be deemed the clearing price) as many warrants as it chooses to sell up to the number of bids received in the auction, so long as at least half of the offered warrants are sold and the warrants remain eligible for listing, and that in such a case if the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation;

•	if bids are received for less than half of the offered warrants, the selling security holder will not sell any warrants in this offering;

•	if there is little or no demand for the warrants at or above the clearing price once trading begins, the price of the warrants will decline;

•

the liquidity of any market for the warrants may be affected by the number of warrants that the selling security holder elects to sell in this offering, and the price of the warrants may decline if the warrants are illiquid;

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the auction agent has the right to reconfirm any bid at its discretion by contacting the purported bidder directly and to impose size limits on the aggregate size of bids that it chooses to accept from any bidder, including network brokers (although the auction agent is under no obligation to reconfirm bids for any reason). If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agent may deem your bid to have been withdrawn, but alternatively may in its discretion choose to accept any such bid even if it has not been reconfirmed;

•	the auction agent may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering; and

•	the auction agent will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process.

None of the underwriters, the selling security holder or SunTrust have undertaken any efforts to qualify the warrants for sale in any jurisdiction outside the United States. Except to the limited extent that this offering will be open to certain non-U.S. investors under private placement exemptions in certain countries other than the United States, investors located outside the United States should not expect to be eligible to participate in this offering.

Even if a bidder places a bid in the auction, it may not receive an allocation of the warrants in the offering for a number of reasons described below. You should consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in determining whether to submit a bid, the number of warrants you seek to purchase and the price per warrant you are willing to pay.

The following brokers have agreed to be network brokers for purposes of the auction process: Aladdin Capital LLC, BB&T Capital Markets, a Division of Scott & Stringfellow, LLC, Blaylock Robert Van, LLC, BMO Capital Markets Corp., Cabrera Capital Markets, LLC, Cantor Fitzgerald & Co., CastleOak Securities. L.P., C.L. King & Associates, Inc, D.A. Davidson & Co., FBR Capital Markets & Co., Girard Securities, Inc., Guzman & Company, Jefferies & Company, Inc., Joseph Gunnar & Co. LLC, Lebenthal & Co., LLC., Loop Capital Markets LLC, Height Securities, LLC, M.R. Beal & Company, Maxim Group, LLC, MFR Securities, Inc., Monarch Capital Group LLC, Muriel Siebert & Co., Inc., RBC Capital Markets Corporation, Samuel A. Ramirez & Company, Inc., Sandler O’Neill & Partners, L.P., Sanford C. Bernstein & Co., LLC, Second Market, Inc., SL Hare Capital, Inc., Stifel, Nicolaus & Company, Incorporated, The Williams Capital Group, L.P., Toussaint Capital Partners, LLC, UBS Securities LLC, Wedbush Morgan Securities Inc., WR Hambrecht + Co., LLC and Zions Direct, Inc. The network brokers will not share in any underwriting discounts or fees paid by us in connection with the offering of the warrants but may, subject to applicable FINRA and SEC rules and regulations, charge a separate commission to their own customers.

The Auction Process

The following describes how the auction agent will conduct the auction process:

General

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The auction will commence at 8:00 a.m., New York City time, on the date specified by the auction agent in a press release issued prior to the opening of the equity markets on such day, and will end at 6:30 p.m., New York City time, on that same day (the “submission deadline”). Unless you submit your bids through the auction agent, your broker will have an earlier deadline for accepting bids. If a malfunction, technical or mechanical problem, calamity, crisis or other similar event occurs that the auction agent believes may interfere with the auction process, the auction agent may (in consultation with the selling security holder) decide to extend the auction or cancel and reschedule the auction. The auction agent and the network brokers will advise bidders of any such decision to extend or cancel and reschedule the auction using e-mail, telephone or facsimile, and will attempt to make such notification prior to the time the auction is scheduled to close. If the auction process is extended such that it closes at a later time on the same business day, any bids previously submitted will continue to be valid unless amended or cancelled by the bidder, but if the auction is extended such that it closes on the following business day or later, or is cancelled, all bids will be cancelled at the time of such extension or cancellation.

•	During the auction period, bids may be placed at any price (in increments of $0.05) at or above the minimum bid price of $2.00 per warrant.

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The auction agent and the network brokers will contact potential investors with information about the auction process and how to participate and will solicit bids from prospective investors via electronic message, telephone and facsimile. The minimum size of any bid is 100 warrants.

The Bidding Process

•	The auction agent and the network brokers will only accept bids in the auction process at the minimum bid price and above the minimum bid price in increments of $0.05.

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No maximum price or auction price range has been established in connection with the auction process, which means that there is no ceiling on the price per warrant that you or any other bidder can bid in the auction. If you submit a market bid (i.e., a bid that specifies the number of warrants you are willing to purchase without specifying the price you are willing to pay), that bid will be treated as a bid at the highest price received from any bidder in the auction.

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Once the auction begins, you may submit your bids either directly through the auction agent or through any network broker. Bids through the network brokers will be aggregated and submitted to the auction agent as single bids at each price increment by those brokers. Bids will only be accepted if they are made on an unconditional basis (i.e., no “all-or-none” bids will be accepted).

•	In connection with submitting a bid, you will be required to provide the following information:

•	the number of warrants that you are interested in purchasing;

•	the price per warrant you are willing to pay; and

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any additional information that may be required to enable the auction agent and/or network broker to identify you, confirm your eligibility and suitability for participating in this offering, and, if you submit a successful bid, consummate a sale of warrants to you.

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You may submit multiple bids. Canceling one bid does not cancel any other bid. However, as bids are independent, each bid may result in an allocation of warrants. Consequently, the sum of your bid sizes should be no more than the total number of warrants you are willing to purchase. In addition, the auction agent may impose size limits on the aggregate size of bids that it chooses to accept from any bidder (including any network broker), although the auction agent is under no obligation to do so or to reconfirm bids for any reason.

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At any time prior to the submission deadline, you may modify your bids to increase or decrease the number of warrants bid for or the price bid per warrant and may withdraw your bid and reenter the auction. Network brokers, however, will impose earlier submission deadlines than that imposed by the auction agent in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agent before the auction closes. If you are bidding through a network broker, or another broker that is submitting bids through the auction agent or a network broker, you should be aware of any earlier submission deadlines that may be imposed by your broker.

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Conditions for valid bids, including eligibility standards and account funding requirements, may vary from broker to broker. Some brokers, for example, may require a prospective investor to maintain a minimum account balance or to ensure that its account balance is equal to or in excess of the amount of its bid. No funds will be transferred to the underwriters until the acceptance of the bid and the allocation of warrants.

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A bid received by the auction agent or any network broker involves no obligation or commitment of any kind prior to the submission deadline. Therefore, you will be able to withdraw a bid at any time prior to the submission deadline (or any deadline imposed by a network broker, if you are bidding through a network broker). Following the submission deadline, however, all bids that have not been modified or withdrawn by you prior to the submission deadline will be considered final and irrevocable and may be accepted. The auction agent and the selling security holder will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders.

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If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agent may deem your bid to have been withdrawn. The auction agent may, however, choose to accept your bid even if it has not been reconfirmed.

•	The auction agent may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering.

•	The auction agent will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process.

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The auction agent or any network broker may require you to deposit funds or securities in your brokerage accounts with value sufficient to cover the aggregate dollar amount of your bids. Bids may be rejected if you do not provide the required funds or securities within the required time. The auction agent or any network broker may, however, decide to accept successful bids regardless of whether you have deposited funds or securities in your brokerage accounts. In any case, if you are a successful bidder, you will be obligated to purchase the warrants allocated to you in the allocation process and will be required to deposit funds in your brokerage accounts prior to settlement, which is expected to occur three or four business days after the notices of acceptance are sent to you.

Pricing and Allocation

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Deutsche Bank Securities will manage the master order book that will aggregate all bids and will include the identity of the bidders (or their brokers, in the case of bids submitted through a network broker). The master order book will not be available for viewing by bidders. Bidders whose bids are accepted will be informed about the result of their bids.

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If valid, irrevocable bids are received for all or more of the warrants being offered, the clearing price will equal the highest price in the auction process at which the quantity of all aggregated bids at or above such price equals 100% or more of the number of warrants being offered.

•	If valid irrevocable bids are received for at least 50% but less than 100% of the warrants being offered, the clearing price will equal the minimum bid price.

•	Unless the selling security holder decides not to sell any warrants or as otherwise described below, all warrants will be sold to bidders at the clearing price.

•	If the number of warrants for which bids are received in the auction is:

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100% or more of the number of warrants offered in this offering as disclosed on the cover of this prospectus supplement (the “Number of Offered Warrants”), then all warrants sold in the offering will be sold at the clearing price (although the selling security holder could, in its discretion, decide to refrain from selling any warrants in the offering after the clearing price has been determined);

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50% or more but less than 100% of the Number of Offered Warrants, then the selling security holder may, but will not be required to, sell, at the clearing price (equal to the minimum bid price) as many warrants as it chooses to sell up to the number of bids received in the auction; provided that if it chooses to sell any warrants in such a case it will sell a number of warrants equal to at least 50% of the Number of Offered Warrants; or

•	less than 50% of the Number of Offered Warrants, then the selling security holder will not sell any warrants in this offering.

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Promptly after the auction agent determines the clearing price, it will communicate that clearing price to the selling security holder. The selling security holder may decide not to sell any warrants after the clearing price is determined. Once the selling security holder confirms its acceptance of the clearing price (and, in the case where bids are received for fewer than 100% of the warrants being offered, the number of warrants to be sold), the auction agent will confirm allocations of warrants to its clients and the network brokers. The underwriters will sell all warrants at the same price per warrant.

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If bids for all the warrants offered in this offering are received, and the selling security holder elects to sell warrants in the offering, allocation of the warrants will be determined by, first, allocating warrants to any bids made above the clearing price, and second, allocating warrants on a pro-rata basis among bids made at the clearing price. The pro-rata allocation percentage for bids made at the clearing price will be determined by dividing the number of warrants to be allocated at the bidding increment equal to the clearing price by the number of warrants represented by bids at that bidding increment. Each bid submitted at the clearing price will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by its bid, rounded to the nearest whole number of warrants; provided that bids at the clearing price that are pro-rated may be rounded to the nearest 100 warrants. In no case, however, will any rounded amount exceed the original bid size.

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If bids for half or more, but less than all, of the warrants offered in this offering are received, and the selling security holder chooses to sell fewer warrants than the number of warrants for which bids were received, then all bids will experience equal pro-rata allocation. In other words, each bid, not just those at the lowest price increment, will be allocated a number of warrants approximately equal to the pro-rata allocation percentage multiplied by the number of warrants represented by its bid, rounded to the nearest whole number of warrants; provided that bids at the clearing price that are pro-rated may be rounded to the nearest 100 warrants. In no case, however, will any rounded amount exceed the original bid size.

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After the selling security holder confirms its acceptance of the clearing price (and, in the case where bids are received for fewer than 100% of the warrants being offered, the number of warrants to be sold), the auction agent and each network broker that has submitted bids will notify you, in the event your bids have been accepted, by electronic message, telephone, facsimile or otherwise that the auction has closed and that your bids have been accepted (subject in some cases to pro-ration, as described in this prospectus supplement). They may also provide you with a preliminary allocation estimate, which will be subsequently followed by a final allocation and confirmation of sale. In the event your bids are not accepted, you may be notified that your bids have not been accepted. As a result of the varying delivery times involved in sending e-mails over the Internet and other methods of delivery, you may receive notices of acceptance before or after other bidders.

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The clearing price and number of warrants being sold are expected to be announced via press release prior to the opening of the equity markets on the business day following the end of the auction. The price will also be included in the notice of acceptance and the confirmation of sale that will be sent to successful bidders, and will also be included in the final prospectus supplement for the offering.

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Sales to investors bidding directly through the auction agent will be settled via their accounts with Deutsche Bank Securities, while sales through network brokers will be settled through your account with the broker through which your bid was submitted.

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If you submit successful bids, you will be obligated to purchase the warrants allocated to you regardless of whether you are aware that the notice of acceptance of your bid has been sent. Once an underwriter has sent out a notice of acceptance and confirmation of sale, it will not cancel or reject your bid. The auction agent and the selling security holder will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders. As a result, you will be responsible for paying for all of the warrants that are finally allocated to you, at the public offering price.

You should carefully review the procedures of, and communications from, the institution through which you bid to purchase warrants.

Auction Process Developments

You should keep in contact with the institution through which your bid has been submitted and monitor your relevant e-mail accounts, telephone and facsimile for notifications related to this offering, which may include:

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Potential Request for Reconfirmation. The auction agent may ask you to reconfirm your bid at its discretion by directly contacting you (or your broker, if you submitted your bid through a broker other than the auction agent), although the auction agent is under no obligation to reconfirm bids for any reason. If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agent may deem your bid to have been withdrawn. The auction agent may, however, choose to accept your bid even if it has not been reconfirmed.

•	Notice of Additional Information Conveyed by Free Writing Prospectus. Notification that additional information relating to this offering is available in a free writing prospectus.

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Notice of Acceptance. Notification as to whether any of your bids are successful and have been accepted. This notification will include the final clearing price. If your bids have been accepted, you will be informed about the results of the auction process.

Concurrent Warrant Auction

Concurrently with this offering of warrants, the selling security holder is offering up to 11,891,280 warrants, each to purchase one share of common stock, in a separate modified “Dutch auction.” These additional warrants have an exercise price of $44.15, expire on November 14, 2018 and will be immediately exercisable. The public offering price of the warrants in the concurrent offering is $         per warrant. A prospectus supplement relating to those additional warrants has been filed with the SEC.

This offering of warrants is separate from the selling security holder’s concurrent offering of the additional warrants. If you wish to bid on the additional warrants being sold in the concurrent offering, you must submit those bids separately in the auction for those warrants, and any bid you submit for the warrants offered by this prospectus supplement will not be a bid for the additional warrants in the concurrent auction.

USE OF PROCEEDS

The warrants offered by this prospectus supplement are being sold for the account of Treasury. Any proceeds from the sale of these warrants will be received by Treasury for its own account, and we will not receive any proceeds from the sale of any of the warrants offered by this prospectus supplement.

REGULATORY CONSIDERATIONS

As a financial holding company and a bank holding company under the Bank Holding Company Act, SunTrust is subject to regulation, supervision and examination by the Federal Reserve. For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to SunTrust, please refer to SunTrust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the subsequent reports we file with the SEC, which are incorporated by reference in this prospectus supplement. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. As a result of this regulatory framework, SunTrust’s earnings are affected by actions of the Federal Reserve, the Federal Deposit Insurance Corporation, which insures the deposits of our banking subsidiaries within certain limits, and the SEC, which regulates the activities of certain subsidiaries engaged in the securities business.

SunTrust’s earnings are also affected by general economic conditions, our management policies and legislative action.

In addition, there are numerous governmental requirements and regulations that affect our business activities. A change in applicable statutes, regulations or regulatory policy may have a material effect on SunTrust’s business.

Depository institutions, like SunTrust’s bank subsidiaries, are also affected by various federal laws, including those relating to consumer protection and similar matters. SunTrust also has other financial services subsidiaries regulated, supervised and examined by the Federal Reserve, as well as other relevant state and federal regulatory agencies and self-regulatory organizations. SunTrust’s non-bank subsidiaries may be subject to other laws and regulations of the federal government or the various states in which they are authorized to do business.

No regulatory approvals are required to effect this offering.

DESCRIPTION OF WARRANTS

The following is a brief description of the terms of the warrants being sold by the selling security holder. This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the form of warrant and warrant agreement, copies of which we have filed with the SEC.

Common Stock Subject to the Warrants

Each warrant initially represents the right to purchase one share of common stock. The number of shares deliverable upon the exercise of each warrant is subject to the adjustments described below under the heading “—Adjustments to the Warrants.”

Exercise of the Warrants

The initial exercise price applicable to each warrant is $33.70 per share of common stock for which the warrant may be exercised. All or any portion of the warrants may be exercised in whole or in part at any time or from time to time on or before 5:00 p.m., New York City time, on December 31, 2018 by surrender to the warrant agent of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price per share for the shares of common stock for which the warrants are being exercised. The exercise price cannot be paid in cash. The exercise price will be paid by the withholding by us of a number of shares of common stock issuable upon exercise of the warrants equal to the value of the aggregate exercise price of the warrants so exercised, determined by reference to the market price of our common stock on the trading day on which the warrants are exercised and notice is delivered to the warrant agent. If warrants are exercised and the exercise price exceeds the value of the shares issuable upon exercise, no amount will be due and payable by us to the warrantholder. The exercise price applicable to the warrants is subject to adjustment described below under the heading “—Adjustments to the Warrants.” So long as the warrants are in global form, any exercise notice will be delivered to the warrant agent through and in accordance with the procedures of the depository for the warrants.

Upon exercise of warrants, the shares of common stock issuable upon exercise will be issued by our transfer agent for the account of the exercising warrantholder. Shares issued upon exercise of warrants will be issued in the name or names designated by the exercising warrantholder and will be delivered by the transfer agent to the exercising warrantholder (or its nominee or nominees) either via book-entry transfer crediting the account of such warrantholder (or the relevant participant of The Depository Trust Company (“DTC”) for the benefit of such warrantholder) through DTC’s DWAC system, or, if definitive warrants are issued in the limited circumstances described under “—Description of the Warrant Agreement,” otherwise in certificated form by physical delivery to the address specified by such warrantholder in the exercise notice. We will not issue fractional shares upon any exercise of the warrants. Instead, the exercising warrantholder will be entitled to a cash payment equal to the pro-rated per share market price of our common stock on the date of exercise of the warrants for any fractional share that would have otherwise been issuable upon exercise of the warrants. We will at all times reserve the aggregate number of shares of our common stock for which the warrants may be exercised.

Issuance of any shares of common stock deliverable upon the exercise of warrants will be made without charge to the warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of those shares (other than liens or charges created by a warrantholder, income and franchise taxes incurred in connection with the exercise of the warrant or taxes in respect of any transfer occurring contemporaneously therewith).

We have applied to list the shares of common stock issuable upon the exercise of the warrants on the NYSE.

Rights as a Shareholder

The warrantholders will have no rights or privileges of holders of our common stock, including any voting rights and rights to dividend payments, until (and then only to the extent) the warrants have been exercised.

Adjustments to the Warrants

Pursuant to the terms of the warrants, the number of shares of common stock issuable upon exercise of each warrant, or the warrant shares, and the warrant exercise price will be adjusted upon occurrence of certain events as follows.

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In the case of stock splits, subdivisions, reclassifications or combinations of common stock. If we declare and pay a dividend or make a distribution on our common stock in shares of common stock, subdivide or reclassify the outstanding shares of our common stock into a greater number of shares, or combine or reclassify the outstanding shares of our common stock into a smaller number of shares, the number of warrant shares at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be proportionately adjusted so that the holder of a warrant after such date will be entitled to purchase the number of shares of common stock that it would have owned or been entitled to receive in respect of the number of warrant shares had such warrant been exercised immediately prior to such date. The exercise price in effect immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be adjusted by multiplying such exercise price by the quotient of (x) the number of warrant shares immediately prior to such adjustment divided by (y) the new number of warrant shares as determined in accordance with the immediately preceding sentence.

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In the case of cash dividends or other distributions. If we fix a record date for making a distribution to all holders of our common stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding ordinary cash dividends (as defined below), dividends of our common stock and other dividends or distributions referred to in the preceding bullet point), the exercise price in effect prior to such record date will be reduced immediately thereafter to the price determined by multiplying the exercise price in effect immediately prior to the reduction by the quotient of (x) the market price (as defined below) of our common stock on the last trading day preceding the first date on which our common stock trades regular way on the principal national securities exchange on which our common stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of our common stock (such subtracted amount and/or fair market value is referred to as the “Per Share Fair Market Value”) divided by (y) such market price on the date specified in clause (x). Any such adjustment will be made successively whenever such a record date is fixed. The number of warrant shares will be increased to the number obtained by multiplying the number of warrant shares deliverable upon exercise of a warrant immediately prior to such adjustment by the quotient of (a) the exercise price in effect immediately prior to the distribution giving rise to this adjustment divided by (b) the new exercise price as determined in accordance with the immediately preceding sentence. In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly cash dividend, the Per Share Fair Market Value would be reduced only by the per share amount of the portion of the cash dividend that would constitute an ordinary cash dividend. If, after the declaration of any such record date, the related distribution is not made, the exercise price and the number of warrant shares then in effect will be readjusted, effective as of the date when our board of directors determines not to make such distribution, to the exercise price and the number of warrant shares that would then be in effect if such record date had not been fixed.

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In the case of a pro rata repurchase of common stock. A “pro rata repurchase” is defined as any purchase of shares of our common stock by SunTrust or an affiliate of SunTrust pursuant to any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act, or Regulation 14E thereunder, or any other offer available to substantially all holders of our common stock. If we effect a pro rata repurchase of our common stock, then the exercise price will be reduced to the price determined by multiplying the exercise price in effect immediately prior to the effective date (as defined below) of such pro rata repurchase by a fraction of which (A) the numerator will be (i) the product of (x) the number of shares of common stock outstanding immediately before such pro rata repurchase and (y) the market price of a share of our common stock on the trading day immediately preceding the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase, minus (ii) the aggregate purchase price of the pro rata repurchase, and (B) the denominator will be the product of (i) the number of shares of our common stock outstanding immediately prior to such pro rata repurchase minus the number of shares of our common stock so repurchased and (ii) the market price per share of our common stock on the trading day immediately preceding the first public announcement by us or any of our affiliates of the intent to effect such pro rata repurchase. The number of warrant shares will be increased to the number obtained by multiplying the number of warrant shares immediately prior to such adjustment by the quotient of (x) the exercise price in effect immediately prior to the pro rata repurchase giving rise to this adjustment divided by (y) the new exercise price as determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the exercise price or decrease in the number of warrant shares deliverable upon exercise of a warrant will be made pursuant to this adjustment provision. The “effective date” of a pro rata repurchase means (a) the date of acceptance of shares for purchase or exchange by us under any tender offer or exchange offer which is a pro rata repurchase or (b) the date of purchase of any pro rata repurchase that is not a tender offer or an exchange offer.

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In the case of a merger, consolidation, statutory share exchange or similar transaction that requires the approval of our shareholders (any such transaction, a “business combination”). In the event of any business combination or reclassification of our common stock (other than a reclassification referenced in the first bullet point above), a warrantholder’s right to receive shares of common stock upon exercise of a warrant will be converted into the right to exercise that warrant to acquire the number of shares of stock or other securities or property (including cash) which our common stock issuable (at the time of such business combination or reclassification) upon exercise of such warrant immediately prior to such business combination or reclassification would have been entitled to receive upon consummation of such business combination or reclassification. In determining the kind and amount of stock, securities or the property receivable upon exercise of a warrant following the consummation of such business combination, if the holders of our common stock have the right to elect the kind or amount of consideration receivable upon consummation of such business combination, then the consideration that a warrantholder will be entitled to receive upon exercise will be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of our common stock that affirmatively make an election (or of all such holders if none make an election). For purposes of determining any amount of warrant shares to be withheld by us as payment of the exercise price from stock, securities or the property that would otherwise be delivered to a warrantholder upon exercise of warrants following any business combination, the amount of such stock, securities or property to be withheld will have a market price equal to the aggregate exercise price as to which such warrants are so exercised, based on the fair market value of such stock, securities or property on the trading day on which such warrants are exercised and notice is delivered to the warrant agent. If any such property is not a security, the market price of such property will be deemed to be its fair market value as determined in good faith by our board of directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by us for this purpose. If making such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion will be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time, on such exercise date.

Neither the exercise price nor the number of shares issuable upon exercise of a warrant will be adjusted in the event of a change in the par value of our common stock or a change in our jurisdiction of incorporation. If an adjustment in the exercise price made in accordance with the adjustment provisions above would reduce the exercise price to an amount below the par value of our common stock, then that adjustment will reduce the exercise price to that par value.

The warrant agent will notify the warrantholders of any adjustments. If the warrant agent fails to give such notice, the exercise price and the number of shares issuable upon exercise of the warrants will nevertheless be adjusted.

If more than one adjustment provision applies to a single event, the adjustment provision that produces the largest adjustment with respect to such event will be applied, and no single event will cause an adjustment under more than one adjustment provision so as to result in duplication. All such adjustments will be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. No adjustment in the exercise price or the number of shares issuable upon exercise of a warrant will be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of common stock, but any such amount will be carried forward and an adjustment with respect thereto will be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, will aggregate $0.01 or 1/10th of a share of common stock, or more, or on exercise of a warrant if that occurs earlier.

For purposes of these adjustment provisions:

“ordinary cash dividends” means a regular quarterly cash dividend on shares of our common stock out of surplus or net profits legally available therefor (determined in accordance with generally accepted accounting principles in effect from time to time). Ordinary cash dividends will not include any cash dividends paid subsequent to December 31, 2008 to the extent the aggregate per share dividends paid on the outstanding common stock in any quarter exceed $0.54, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

“market price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two FINRA members selected from time to time by us for that purpose, and will be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required under the warrants, the market price will be deemed to be the fair market value per share of such security as determined in good faith by our board of directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by us for this purpose. If any such security is listed or traded on a non-U.S. market, such fair market value will be determined by reference to the closing price of such security as of the end of the most recently ended business day in such market prior to the date of determination. If making any such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion will be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time, on such exercise date. For the purposes of determining the market price of our common stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day will be deemed to commence immediately after the regular scheduled closing time of trading on the NYSE or, if trading is closed at an earlier time, such earlier time and (ii) that trading day will end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the market price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the market price would be determined by reference to such 4:00 p.m. closing price).

Amendment

Any warrants may be amended and the observance of any material term of such warrants may be waived with the consent of a majority of the holders of such warrants; provided that the consent of each affected warrantholder is necessary for any amendment (i) to increase the exercise price or to decrease the number of shares issuable upon exercise of the warrants (other than pursuant to the terms of the adjustment provisions in the warrant certificate described above), (ii) that would shorten the time period during which the warrants are exercisable or (iii) that would change in a manner adverse to such warrantholder the terms of the adjustment provisions in the warrant certificate described above.

Description of the Warrant Agreement

Under the warrant agreement, Computershare Trust Company, N.A. is appointed as the warrant agent to act on our behalf in connection with the transfer, exchange, redemption, exercise and cancellation of the warrants and required to maintain a registry recording the names and addresses of all registered holders of warrants. The warrant agent will receive a fee in exchange for performing these duties under the warrant agreement and will be indemnified by us for liabilities not involving gross negligence, willful misconduct or bad faith and arising out of its service as warrant agent.

The warrants will initially be issued in the form of one or more global warrants as specified in the warrant agreement. Each global warrant will be deposited upon issuance with, or on behalf of, DTC, and will be registered in the name of DTC or a nominee of DTC, in each case for credit to the account of a direct or indirect participant in DTC. For a description of book-entry procedures and settlement mechanics generally applicable to securities held through DTC participants, see the section entitled “Book-Entry Issuance” below. Owners of a beneficial interest in any global warrant are entitled to receive a warrant in definitive form not held by a depository or the warrant agent only if (i) DTC is unwilling or unable to continue as depository for the global warrant or ceases to be a “clearing agency” under the Exchange Act (and, in each case, no successor depository is appointed within 90 days), (ii) we, in our sole discretion, notify the warrant agent of our election to issue warrants in definitive form under the warrant agreement or (iii) we have been adjudged bankrupt, consented to the filing of bankruptcy proceedings, or filed a petition, answer or consent seeking to reorganize under federal or state law.

Governing Law

The warrants and the warrant agreement will be governed by New York law.

Book-Entry Issuance

The warrants may be issued as global warrants and deposited with a depositary. The following is a summary of the depositary arrangements applicable to warrants issued in permanent global form and for which DTC will act as depositary (the “global warrants”). The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Each global warrant will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global warrants will not be exchangeable for certificated warrants.

Only institutions that have accounts with DTC or its nominee (“DTC participants”) or persons that may hold interests through DTC participants may own beneficial interests in a global warrant. DTC will maintain records evidencing ownership of beneficial interests by DTC participants in the global warrants and transfers of those ownership interests. DTC participants will maintain records evidencing ownership of beneficial interests in the global warrants by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC has no knowledge of the actual beneficial owners of the warrants. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings from the DTC participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in certificated form. Those laws may impair your ability to transfer beneficial interests in a global warrant.

DTC has advised us that upon the issuance of a global warrant and the deposit of that global warrant with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the number of warrants represented by that global warrant to the accounts of DTC participants.

We will make any payments on warrants represented by a global warrant to DTC or its nominee, as the case may be, as the registered owner and holder of the global warrant representing those securities. DTC has advised us that upon receipt of any payment on a global warrant, DTC will immediately credit accounts of DTC participants with payments in amounts proportionate to their respective beneficial interests in that warrant, as shown in the records of DTC. Standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in a global warrant held through those DTC participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Neither we nor our agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to, or payments made on account of, beneficial interests in a global warrant or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any DTC participant relating to those beneficial interests.

A global warrant is exchangeable for certificated warrants registered in the name of a person other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global warrant or DTC ceases to be registered under the Exchange Act;

•	We determine in our discretion that the global warrant will be exchangeable for certificated warrants in registered form; or

•	We are adjudged bankrupt or insolvent, make an assignment for the benefit of our creditors or upon certain similar events.

Any global warrant that is exchangeable as described in the preceding sentence will be exchangeable in whole for certificated warrants in registered form. The registrar will register the certificated warrants in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global warrant.

Except as provided above, as an owner of a beneficial interest in a global warrant, you will not be entitled to receive physical delivery of warrants in certificated form and will not be considered a holder of warrants for any purpose. No global warrant will be exchangeable except for another global warrant of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder under the global warrant.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global warrant desires to take any action that a holder is entitled to take under the terms of the warrants, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through those DTC participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

Global Clearance and Settlement Procedures

Initial settlement for global securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

Although DTC has agreed to the procedures described above in order to facilitate transfers of interests in global warrants among DTC participants, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the terms of our capital stock but does not purport to be complete, and it is qualified in its entirety by reference to the applicable provisions of federal law governing bank holding companies, Georgia law and our articles of incorporation and bylaws. You should review these materials for a complete statement of the rights and terms of the common stock and for additional information before you buy any shares of our common stock. See “Where You Can Find More Information.”

General

Under our articles of incorporation, we are authorized to issue 800,000,000 shares of capital stock, which consists of 750,000,000 shares of common stock, par value $1.00 per share, and 50,000,000 shares of preferred stock, no par value per share. As of June 30, 2011, there were 549,920,832 shares of common stock issued (including 13,014,146 shares held in treasury). Our common stock is listed on the NYSE under the symbol “STI.”

Common Stock

Voting and Other Rights. Holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which shareholders are entitled or permitted to vote. There is no cumulative voting for the election of directors. As described below, our articles of incorporation require a special shareholder vote to approve business combinations, including mergers, consolidations and sales of assets, involving interested shareholders.

No Preemptive Rights. Holders of shares of our common stock do not have preemptive rights to subscribe for or to purchase any additional shares of our stock or securities or any conversion or redemption rights.

Distributions. Holders of shares of our common stock are entitled to receive dividends when declared by our board of directors out of funds legally available therefor, subject to the rights of the holders, if any, of our preferred stock or depositary shares representing such preferred stock then outstanding. As a bank holding company, our ability to pay distributions is affected by the ability of our banking subsidiaries to pay dividends. The ability of these banking subsidiaries, as well as us, to pay dividends in the future currently is, and could be further, influenced by bank regulatory requirements and capital guidelines.

Assets upon Dissolution. In the event of liquidation, holders of our common stock are entitled to share in the distribution of assets remaining after payment of debts and expenses and after required payments to holders of our preferred stock or depositary shares representing such preferred stock then outstanding.

Restrictions on Ownership. The Bank Holding Company Act of 1956, as amended, requires any bank holding company (as defined in that act) to obtain the prior approval of the Board of Governors of the Federal Reserve System to acquire more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Board of Governors of the Federal Reserve System to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the Bank Holding Company Act of 1956.

Validly Issued, Fully Paid and Nonassessable. Our outstanding shares of common stock are validly issued, fully paid and nonassessable.

Preferred Stock

Our articles of incorporation authorize our board of directors to provide for the issuance of preferred stock in one or more series, without shareholder action. Our board of directors is authorized to fix the designation, powers, preferences and rights, and the qualifications, limitations and restrictions of the shares of each series of preferred stock we issue. For each series of preferred stock, the board is permitted to specify the designation of each series and the number of shares in the series; the rate of dividends payable on the series; the timing of the dividend payments and the date from which dividends accumulate; whether the shares of the series can be redeemed and, if applicable, the terms and conditions for redemption; the liquidation preference and amount for the series; any conversion rights and, if applicable, the terms and conditions for conversion; and the voting rights, if any, for the series.

Series A Preferred Stock. We have issued depositary shares representing ownership interests in 5,000 shares of Perpetual Preferred Stock, Series A, with a $100,000 liquidation preference per share, or Series A Preferred Stock. The Series A Preferred Stock is not convertible into our common stock or any other class or series of our securities and will not be subject to any sinking fund or other similar obligation for their repurchase or retirement. Dividends on the Series A Preferred Stock, if declared, will accrue and be payable quarterly at a rate per annum equal to the greater of three-month LIBOR plus 0.53%, or 4.00%. Dividends on the shares are non-cumulative. Shares of the Series A Preferred Stock have priority over our common stock with regard to the payment of dividends. On or after September 15, 2011, the Series A Preferred Stock will be redeemable at our option at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends. The Series A Preferred Stock does not have any voting rights other than with respect to certain limited matters, including the right (together with all other holders of preferred stock) to elect two directors if we fail to pay six quarterly dividends, the right to vote on matters that could adversely affect the holders of the Series A Preferred Stock and on certain other matters to the extent required by law.

Series B Preferred Stock. In connection with the issuance of preferred purchase securities by one of our wholly owned trust subsidiaries, we designated a series of preferred stock, consisting of 5,010 designated shares of Perpetual Preferred Stock, Series B, with a $100,000 liquidation preference per share, or Series B Preferred Stock. The Series B Preferred Stock is expected to be issued pursuant to stock purchase contracts in the future to our wholly owned trust subsidiary. The Series B Preferred Stock will not be convertible into our common stock or any other class or series of our securities and will not be subject to any sinking fund or any other similar obligation for their repurchase or retirement. Dividends on the Series B Preferred Stock, if such shares are outstanding and dividends are declared, will accrue and be payable semi-annually prior to December 15, 2011 and quarterly, thereafter. These dividends will be calculated (a) if the Series B Preferred Stock is issued prior to December 15, 2011, at a rate per annum equal to 5.853% until December 15, 2011, and (b) thereafter, at a rate per annum that will be reset quarterly and will equal the greater of (i) three-month LIBOR for the applicable dividend period plus 0.645% and (ii) 4.00%. Dividends on the shares are non-cumulative. Shares of the Series B Preferred Stock will have priority over our common stock with regard to the payment of dividends. On or after the later of December 15, 2011 and the stock purchase date under the stock purchase contracts associated with these shares (which we expect to be December 15, 2011, but may in certain circumstances be an earlier date or be deferred for quarterly periods until as late as December 15, 2012), the Series B Preferred Stock will be redeemable at our option at a redemption price equal to $100,000, plus an amount equal to any declared and unpaid dividends. Our right to redeem the Series B Preferred Stock once issued is subject to the prior approval of the Federal Reserve and certain other contractual obligations set forth in a replacement capital covenant we entered into at the time the preferred purchase securities were issued. The Series B Preferred Stock does not have any voting rights other than with respect to certain limited matters, including the right (together with all other holders of preferred stock) to elect two directors if we fail to pay six quarterly dividends, the right to vote on matters that could adversely affect the holders of the Series B Preferred Stock and on certain other matters to the extent required by law.

Anti-takeover Provisions

Certain provisions of our articles of incorporation, bylaws and Georgia law could have the effect of preventing, delaying or discouraging an attempt to obtain control of us.

Our articles of incorporation and bylaws include the following provisions which may impact the ability of a third party to obtain control of us:

•

Unless approved by three-fourths of all of our directors or if the transaction meets certain fair price criteria set forth in our articles of incorporation, our articles of incorporation provide that any business combination with an interested shareholder requires the affirmative vote of at least 75% of our then outstanding common stock, including the affirmative vote of the holders of at least 75% of our then outstanding common stock not beneficially owned by the interested shareholder.

•

Our articles of incorporation require an affirmative vote of at least 75% of the outstanding shares entitled to vote (including the affirmative vote of at least 75% of the outstanding shares other than those beneficially held by any interested shareholder) to alter or amend the fair price provisions of our articles of incorporation.

•

Our articles of incorporation authorize our board of directors to provide for the issuance of “blank-check” preferred stock in one or more series, without shareholder action. Our board of directors is authorized to fix the designation, powers, preferences and rights, and the qualifications, limitations and restrictions of the shares of each series of preferred stock we issue.

•

Our bylaws contain an advance notice provision providing that any shareholder may (i) nominate persons for election to the board of directors or bring other business before an annual meeting of shareholders and (ii) nominate persons for election to the board of directors at a special meeting of shareholders only if advance notice of the nomination or proposal has been delivered to us. For an annual meeting such notice must be received not earlier than 150 days and not less than 120 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of shareholders. If the date of the annual meeting is advanced more than 30 days before, or delayed by more than 30 days after, the anniversary of our preceding year’s annual meeting, then in order to be considered timely, a shareholder’s notice must be received (a) no earlier than 150 days and not less than 120 days prior to the date of the annual meeting or (b) if the first public announcement of the date of the annual meeting is less than 130 days prior to such meeting, no later than the 10th day following the day on which public announcement of the date of the annual meeting was first made by us. For a special meeting, such notice must be received (i) not earlier than 120 days and not less than 90 days prior to the date of the special meeting or (ii) if the first public announcement of the date of the special meeting is less than 100 days prior to such meeting, no later than the 10th day following the day on which public announcement of the date of the special meeting was first made by us.

•

Our bylaws provide that any director or the entire board of directors may be removed, with or without cause, but only by the affirmative vote of the holders of 75% of the outstanding shares of our common stock, including the affirmative vote of at least 75% of the outstanding shares of our common stock not beneficially owned by an interested shareholder.

•	Our board of directors may amend, adopt or repeal the bylaws or adopt new bylaws by a majority vote of all directors, but any bylaws adopted by our board of directors may be amended, altered or repealed by the shareholders. In addition, our articles of incorporation provide that the affirmative vote by at least 75% of the outstanding shares entitled to vote is required (including the affirmative vote by at least 75% of the outstanding shares other than those beneficially owned by any interested shareholder) to alter or amend certain provisions in our bylaws relating to directors.

•	Our articles of incorporation also include a social responsibility provision, which would permit our board of directors to consider certain non-economic impacts of a proposed transaction.

With respect to Georgia law.

•

we have elected to be covered by the Business Combinations Statute, which generally prohibits an interested shareholder from completing a business combination with us for five years without approval of our board of directors, including mergers, consolidations and sales of assets; and

•

unless elected otherwise in a Georgia corporation’s articles of incorporation, shareholders may act by written consent only through the unanimous consent of all shareholders. We have not made an election to allow action by less than unanimous written consent of our shareholders.

SELLING SECURITY HOLDER

On December 31, 2008, we issued to Treasury a warrant to purchase 6,008,902 shares of our common stock together with shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series D, or the Series D Preferred Stock, pursuant to a securities purchase agreement between us and Treasury for such warrant and the Series D Preferred Stock, dated December 31, 2008. This securities purchase agreement is referred to in this prospectus supplement as the Securities Purchase Agreement. Treasury acquired the warrant and shares of the Series D Preferred Stock as part of TARP. TARP was established pursuant to the EESA, which was enacted into law on October 3, 2008 in response to the financial crisis. EESA requires the Secretary of the Treasury to acquire warrants in connection with certain purchases from a financial institution, subject to certain exceptions. We repurchased all of the Series D Preferred Stock on March 30, 2011. We are registering the warrants (and the shares of common stock issuable upon exercise of the warrants) offered by this prospectus supplement and the accompanying prospectus on behalf of Treasury as the selling security holder.

The following description of the selling security holder was provided by Treasury and derived from Treasury’s website. Treasury is the executive agency of the U.S. government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities such as advising the President on economic and financial issues, encouraging sustainable economic growth, and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection, and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments, and international financial institutions to encourage global economic growth, raise standards of living, and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the U.S., identifying and targeting the financial support networks of national security threats, and improving the safeguards of our financial systems. In addition, under EESA, Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

The table below sets forth information with respect to the beneficial ownership of the warrants being offered by this prospectus supplement held as of September 21, 2011 by the selling security holder, the number of warrants being offered hereby, and information with respect to warrants to be beneficially owned by the selling security holder assuming all the warrants offered hereby are sold.

	Warrants Beneficially Owned Prior to this Offering		Warrants Offered in this Offering	Warrants Beneficially Owned after this Offering
Selling Security Holder	Number	Percentage	Number	Number	Percentage
United States Department of the Treasury	6,008,902	100%	6,008,902	0	0%

The warrants currently are exercisable for 6,008,902 shares of common stock, which represent approximately 1.1% of our common stock outstanding as of June 30, 2011 (however, because the warrants must be exercised on a cashless basis, we will withhold from an exercising warrantholder a number of shares with a value equal to the aggregate exercise price as payment for the exercise of the warrants). The actual number of shares that could be issued upon exercise of the warrants will depend upon the market price of our common stock at the time of exercise and other factors, including the adjustment provisions described above under “Description of Warrants—Adjustments to the Warrants,” and cannot be determined at this time. Treasury also owns separate warrants to purchase 11,891,280 shares of common stock, which Treasury has elected to sell through a separate public auction concurrent with the auction of the warrants described in this prospectus supplement. Other than the warrants, Treasury does not own any of our equity securities.

Our operations are regulated by various U.S. governmental authorities, including in certain respects by the selling security holder. Other than the Securities Purchase Agreement and a separate securities purchase agreement dated November 14, 2008, pursuant to which we issued the warrants to purchase 11,891,280 shares of common stock together with shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series C. Under Treasury’s agreements with us, we have agreed to pay certain expenses and indemnify Treasury for certain liabilities in connection with this offering, including any liabilities under the Securities Act. Purchasers of the warrants will have no rights under the Securities Purchase Agreement. As an agency of the United States, Treasury is likely immune from suit on claims by purchasers of warrants in connection with this offering. See “Risk Factors—Risks Related to the Warrants—The Selling Security Holder is a Federal Agency and Your Ability to Bring a Claim Against the Selling Security Holder Under the Federal Securities Laws May Be Limited” above.

Governmental Immunity

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act, provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The Federal Tort Claims Act bars claims for fraud or misrepresentation. The courts have held, in cases involving federal agencies and instrumentalities, that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part, or any other act or omission in connection with the offering to which this prospectus supplement and the accompanying prospectus relate, likely would be barred. In addition, Treasury has advised us that Treasury and its members, officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part or resulting from any other act or omission in connection with the offering of the warrants or the shares of common stock issuable upon the exercise thereof likely would be barred.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax consequences relevant to acquiring and owning the warrants and any common stock received upon the exercise of the warrants. This summary applies only to holders that acquire warrants in this offering and hold the warrants (and any common stock received upon the exercise of warrants) as a capital asset.

For purposes of this summary, a “U.S. holder” means a beneficial owner of warrants (or common stock acquired upon the exercise of warrants) that is (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable United States Treasury regulations to be treated as a U.S. person.

For purposes of this summary, a “non-U.S. holder” means a beneficial owner of warrants (or common stock acquired upon the exercise of warrants) that is not a U.S. holder and not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, or be subject to differing interpretations, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not represent a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances. In addition, it does not address the U.S. federal income tax consequences to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a bank or other financial institution, insurance company, broker or dealer in securities, trader in securities that elects to use a mark-to-market method of accounting, tax-exempt organization, foreign government or agency, U.S. expatriate, “controlled foreign corporation,” “passive foreign investment company,” U.S. holder whose functional currency for tax purposes is not the U.S. dollar or a person who holds the warrants or our common stock in a straddle or as part of a hedging, conversion or constructive sale transaction). This summary does not address any taxes other than U.S. federal income tax. We cannot assure you that a change in law will not alter significantly the tax consequences that we describe in this summary.

If an entity classified as a partnership for U.S. federal income tax purposes holds warrants (or common stock received upon the exercise of warrants), the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding warrants or our common stock, or a partner in such a partnership, you should consult your tax advisors.

If you are considering the purchase of warrants, you should consult your own tax advisors concerning the particular U.S. federal tax consequences to you of the ownership and disposition of warrants and any common stock received upon the exercise of warrants, as well as the consequences to you arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.

U.S. Holders

Sale of a Warrant

In general, if you are a U.S. holder of a warrant, you will recognize gain or loss upon the sale of the warrant in an amount equal to the difference between the amount realized on the sale and your adjusted tax basis in the warrant. Your initial tax basis in a warrant will be the price you paid for it. Gain or loss attributable to the sale of a warrant will generally be capital gain or loss. Capital gain of a noncorporate U.S. holder is generally eligible for reduced rates of taxation where the U.S. holder has a holding period greater than one year. The deductibility of capital losses is subject to significant limitation.

Exercise of the Warrants

The tax consequences of the exercise of a warrant that requires a cashless exercise are not clear. Exercise of the warrants may be treated as a tax-free non-recognition event (except with respect to any cash received in lieu of a fractional share) for U.S. federal income tax purposes, either because (i) the warrants are treated as options to acquire a variable number of shares of our common stock on exercise with no exercise price, or (ii) the exchange of warrants for stock is treated as a recapitalization. In either case, a U.S. holder’s tax basis in the common stock received will equal the U.S. holder’s adjusted tax basis in the warrants, less any basis attributable to any fractional share. Your receipt of cash in lieu of a fractional share of common stock will generally be treated as if you received the fractional share and then received such cash in redemption of the share. If the characterization described in clause (i) above applies, the holding period of common stock received upon the exercise of a warrant should commence on the day after the warrant is exercised, or possibly on the date of exercise. Alternatively, if the exercise of warrants is treated as a recapitalization, the holding period of common stock received upon the exercise of a warrant will include the U.S. holder’s holding period for the warrant.

It is also possible that exercise of the warrants could be treated as a taxable exchange in which gain or loss will be recognized. The amount of gain or loss recognized on such exchange and its character as short-term or long-term will depend on the characterization of that exchange. If a U.S. holder is treated as selling a portion of the warrants or underlying shares of our common stock for cash that is used to pay the exercise price for the warrants, the amount of gain or loss will be the difference between that exercise price and such U.S. holder’s adjusted tax basis attributable to the warrants or shares of our common stock deemed to have been sold. If the U.S. holder is treated as selling warrants, such U.S. holder will have long-term capital gain or loss if it has held the warrants for more than one year. If the U.S. holder is treated as selling underlying shares of our common stock, such U.S. holder will have short-term capital gain or loss. In either case, a U.S. holder of a warrant will also recognize gain or loss in respect of the cash received in lieu of any fractional share of our common stock otherwise issuable upon exercise in an amount equal to the difference between the amount of cash received and the portion of such U.S. holder’s tax basis attributable to such fractional share. The deductibility of capital losses is subject to limitations. If a U.S. holder is treated as selling a portion of the warrants or underlying shares of our common stock for cash that is used to pay the exercise price for the warrants, such U.S. holder will have a tax basis in the shares of our common stock received equal to the aggregate basis in the warrants plus the amount of gain recognized on such deemed exchange, and a holding period beginning on the day after the date of the exchange.

Alternatively, if the U.S. holder is treated as exchanging, in a taxable exchange, the warrants for shares of our common stock received on exercise, the amount of gain or loss will be the difference between (1) the fair market value of our common stock and cash in lieu of any fractional share received on exercise and (2) the holder’s adjusted tax basis in the warrants. In that case, the U.S. holder will have long-term capital gain or loss with respect to the exchange if it has held the warrants for more than one year and such U.S. holder will have a tax basis in the shares of our common stock received equal to their fair market value and a holding period beginning on the day after the date of the exchange.

Due to the absence of authority on the U.S. federal income tax treatment of the exercise of warrants that require net share settlement, there can be no assurance as to which, if any, of the alternative tax consequences and holding periods described above will be adopted by the IRS or a court. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of the exercise of the warrants.

Expiration of the Warrants

Upon the expiration of the warrants, a U.S. holder will recognize a loss equal to the adjusted tax basis of the warrants. Such loss will generally be a capital loss and will be a long-term capital loss if the warrant has been held for more than one year on the date of expiration.

Adjustments under the Warrants

Pursuant to the terms of the warrants, the exercise price at which the common stock may be purchased and/or the number of shares of common stock that may be purchased on exercise is subject to adjustment from time to time upon the occurrence of certain events. To the extent an adjustment, or failure to adjust, the number of shares of our common stock underlying the warrants and/or the exercise price of the warrants results in an increase in the proportionate interest of a holder in our assets or our earnings and profits, such holder will be treated as having received a distribution of property. Any such distribution will be taxable in accordance with the rules described under “Distributions on Common Stock” below. In the event such a deemed distribution is taxable, a U.S. holder’s basis in its warrants will be increased by an amount equal to the taxable distribution.

Distributions on Common Stock

In general, distributions with respect to our common stock will constitute dividends to the extent made out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporate U.S. holder will be eligible for the dividends-received deduction if the corporate U.S. holder meets certain holding period and other applicable requirements. Dividends received by a non-corporate U.S. holder in tax years beginning before January 1, 2013 will qualify for taxation at special rates if the non-corporate U.S. holder meets certain holding period and other applicable requirements.

Sale of Common Stock

Upon the sale or other disposition of our common stock, you will generally recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in our common stock. Such capital gain or loss will generally be long-term if your holding period in respect of such common stock is more than one year. Long-term capital gain recognized by a non-corporate U.S. holder is eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Additional Tax on Net Investment Income

For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s tax return filing status). A U.S. holder’s net investment income will generally include any income or gain recognized by the holder with respect to the warrants or our common stock, unless such income or gain is derived in the ordinary course of the conduct of the holder’s trade or business (other than a trade or business that consists of certain passive or trading activities).

Information Reporting and Backup Withholding

If you are a U.S. holder of warrants or our common stock, you will be subject to information reporting with respect to any dividend payments by us to you and proceeds of the sale or other disposition by you of warrants or our common stock, unless you provide proof of an applicable exemption. In addition, such payments will be subject to U.S. federal backup withholding tax unless you furnish a correct taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establish an exemption. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Sale or Exercise of Warrants; Sale of Common Stock

If you are a non-U.S. holder, you will not be subject to United States federal income tax on any gain recognized on the sale or other disposition of warrants or common stock or upon the exercise of warrants unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions are met, or

•

we are or have been a United Sates real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of sale or other disposition or exercise, more than 5% of our common stock and you are not eligible for any treaty exemption.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at 30% or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. We have not been, are not and do not anticipate becoming, a United States real property holding corporation for U.S. federal income tax purposes.

Adjustments under the Warrants

Pursuant to the terms of the warrants, the exercise price at which the common stock may be purchased and/or the number of shares of common stock that may be purchased on exercise is subject to adjustment from time to time upon the occurrence of certain events. To the extent an adjustment, or failure to adjust, the number of shares of our common stock underlying the warrants and/or the exercise price of the warrants results in an increase in the proportionate interest of a holder in our assets or our earnings and profits, such holder will be treated as having received a distribution of property. Any such distribution will be taxable in accordance with the rules described under “Distributions on Common Stock” below. To the extent such a distribution is subject to U.S. federal withholding tax, the tax may be set off against shares of our common stock to be delivered upon exercise of the warrants.

Distributions on Common Stock

Distributions paid to a non-U.S. holder of our common stock (to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes) generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by a non-U.S. holder within the United States and, where an income tax treaty applies, are attributable to a U.S. permanent establishment of the non-U.S. holder, are not subject to this withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected dividends to be exempt from this withholding tax. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who is entitled to and wishes to claim the benefits of an applicable treaty rate (and avoid backup withholding as discussed below) for dividends, generally will be required to (i) complete Internal Revenue Service, or IRS, Form W-8BEN (or an acceptable substitute form) and make certain certifications, under penalty of perjury, to establish its status as a non-U.S. person and its entitlement to treaty benefits or (ii) if the common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are entities rather than individuals.

A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid on our common stock (or deemed paid with respect to warrants) to such holder and the tax withheld (if any) with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. In addition, dividends paid to a non-U.S. holder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of warrants or common stock within the United States or conducted through certain U.S. related financial intermediaries is subject to information reporting and, depending upon the circumstances, backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a United States person (and the payor does not have actual knowledge or reason to know that the holder is a United States person) or the holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. Payments subject to withholding tax will not also be subject to backup withholding tax.

Future Withholding Tax on Certain Dividends and Sales Proceeds

Under legislation enacted in 2010, dividend payments, and the payment of gross proceeds of a disposition of warrants or our common stock, to a “foreign financial institution” (as specially defined for this purpose) generally will be subject to U.S. federal withholding tax of 30%, unless the institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of the institution (including certain equity and debt holders of the institution, as well as certain account holders that are foreign entities with U.S. owners). The legislation generally also provides for a U.S. federal withholding tax of 30% on dividends and the gross proceeds of a disposition of warrants or our common stock paid to a foreign entity that is not a foreign financial institution, unless the entity provides the withholding agent either with (i) a certification identifying the substantial U.S. owners of the entity, which generally include any U.S. person who directly or indirectly owns more than 10 percent of the entity (or more than zero percent in the case of some entities), or (ii) a certification that the entity does not have any substantial U.S. owners. The withholding taxes described above will apply to dividend payments made after December 31, 2013 and payments of gross proceeds made after December 31, 2014. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of any taxes withheld under this legislation. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of these rules on their investment in our warrants and/or common stock.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the warrants. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax under the Code or penalties or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S or other laws (“Similar Laws”).

An investment in the warrants or the acquisition of our common stock upon the exercise of the warrants by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which SunTrust or any of its affiliates is or becomes a party in interest or disqualified person may result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, unless such investment or exercise is made pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the investment in the warrants or the acquisition of our common stock upon exercise of the warrants. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the securities offered hereby, provided that neither SunTrust nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser of the warrants or common stock pursuant to the exercise of the warrants (or of any interest in the warrants or common stock acquired pursuant to the exercise of the warrants) will be deemed to have represented by its purchase of the warrants or the common stock that either (1) it is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the warrants or the common stock on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the warrants and the common stock will not constitute a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing and/or exercising the warrants on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase under Similar Laws, as applicable. Purchasers of the warrants have exclusive responsibility for ensuring that their purchase, holding and exercise of the warrants or the common stock do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any warrants or common stock to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Representation

Any purchaser of the warrants or of common stock pursuant to the exercise of the warrants (or of any interest in the warrants or common stock acquired pursuant to the exercise of the warrants) represents by its purchase of the warrants or the common stock that either (1) it is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and it is not purchasing the warrants or the common stock on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the warrants and the common stock will not constitute a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or under any applicable Similar Laws.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representative Deutsche Bank Securities Inc., have severally agreed to purchase from the selling security holder the following respective number of warrants:

Underwriters	Number of Warrants
Deutsche Bank Securities, Inc.
Lebenthal & Co., LLC

Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the warrants offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the warrants the selling security holder determines to sell, if any are purchased. The number of warrants that the selling security holder may determine to sell will depend, in part, upon the success of the auction process. See “Auction Process—The Auction Process—Pricing and Allocation.”

The underwriters plan to offer the warrants for sale pursuant to the auction process described above under “Auction Process.” Warrants sold by the underwriters to the public will be sold at the clearing price determined through that auction process. During the auction period, bids may be placed at any price (in increments of $0.05 at or above the minimum bid price of $2.00 per warrant. The offering of the warrants by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. As described under “Auction Process,” the selling security holder may decide not to sell any warrants in the auction process, regardless of the clearing price set in the auction process.

The underwriting discounts and commissions are the greater of (i) $150,000 and (ii) the sum of (1) 1.4% of the public offering price per warrant with respect to the first $200,000,000 of gross proceeds of the offering of the warrants plus (2) 0.9% of the public offering price per warrant with respect to gross proceeds of the offering of the warrants in excess of $200,000,000. The selling security holder has agreed to pay the underwriters the following discounts and commissions if all of the offered warrants are sold:

Per Warrant	$
Total	$

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $                    .

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

Each of our executive officers and directors has agreed, subject to certain specified exceptions, not to offer, sell, contract to sell or otherwise dispose of, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any warrants or shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of our warrants or our common stock owned by these persons prior to this offering or common stock issuable upon exercise of options or warrants held by these persons during the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, except with the prior written consent of Deutsche Bank Securities. Any such consent may be given at any time without public notice. We have entered into a similar agreement with the representatives of the underwriters with respect to the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, which can only be waived with the prior written consent of Deutsche Bank Securities, except that without such consent we may among other things (i) issue common stock or securities convertible into or exchangeable for our common stock in connection the exercise of options, warrants and securities outstanding on the date hereof; (ii) sell or distribute equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or S-8 (or any successor form); (iii) sell shares of our common stock in respect of tax withholding due on the securities described in (ii); (iv) grant and issue shares of equity securities and/or options or other rights in respect thereof pursuant to stock-based compensation or incentive plans; (v) issue common stock in connection with dividend reinvestment plans or employee stock purchase plans; and (vi) issue common stock in connection with any court order or decree. The Securities Purchase Agreements with Treasury contains similar but more restrictive lock-up provisions. There are no agreements between either Deutsche Bank Securities or the selling security holder and us or any of our stockholders or affiliates releasing us or them from these lock-up agreements prior to the expiration of the 45-day period.

The warrants have no established trading market. We have applied to list the warrants on the NYSE under the symbol “STI WS A.” The underwriters may make a market in the warrants after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the warrants or that an active public market for the warrants will develop.

In connection with the offering and any subsequent market-making activities, the underwriters may purchase and sell warrants or common stock in the open market. These transactions may include stabilizing transactions, which consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market prior to the completion of the offering, or other purchases. In addition, the underwriters may engage in short sales and purchases to cover positions created by short sales in connection with any market-making activities. Short sales would involve the sale by the underwriters of a greater number of securities than they then hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions and purchases to cover a short position, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the warrants, and may stabilize, maintain or otherwise affect the market price of the warrants or our common stock. As a result, the price of the warrants or our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

Certain of the underwriters and their respective affiliates have, from time to time, provided, and may in the future provide, various investment banking and financial advisory services to us and to the selling security holder, for which they received or will receive customary fees and expenses. Deutsche Bank Securities has agreed to provide various services to Treasury in connection with sales of the warrants of certain financial institutions (as defined in the EESA) in connection with offerings of those warrants to be conducted as public auctions, pursuant to which Deutsche Bank Securities is entitled to an administrative fee of $250,000 and a minimum commitment fee of up to $10 million for services performed during the two-year commitment period (subject to reduction by the amount of any underwriting compensation received by Deutsche Bank Securities in connection with completed auctions). The commitment fee (as so reduced) generally is payable only at the end of that two-year period.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of warrants and shares of our common stock described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the warrants and shares of our common stock that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of warrants may be made to the public in that relevant member state at any time:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Manager or Managers nominated by the Issuer for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive.

For purposes of this provision, the expression an “offer of the warrants to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the warrants to be offered so as to enable an investor to decide to purchase or subscribe the warrants, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each relevant member state and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

This EEA selling restriction is in addition to any other selling restrictions set out in this Prospectus Supplement.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). The warrants and shares of our common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such warrants and shares of our common stock will be engaged in only with, relevant persons.

Notice to Prospective Investors in Hong Kong

The warrants may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the warrants may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to warrants which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

No securities registration statement (“SRS”) has been filed under Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (“FIEL”) in relation to the warrants. The warrants are being offered in a private placement to “qualified institutional investors” (tekikaku-kikan-toshika) under Article 10 of the Cabinet Office Ordinance concerning Definitions provided in Article 2 of the FIEL (the Ministry of Finance Ordinance No. 14, as amended) (“QIIs”), under Article 2, Paragraph 3, Item 2 i of the FIEL. Any QII acquiring the warrants in this offer may not transfer or resell those warrants except to other OIIs.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the warrants may not be circulated or distributed, nor may the warrants be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the warrants are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

then shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the warrants pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

United Arab Emirates

This prospectus supplement and the accompanying prospectus have not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE. The offer of the warrants does not constitute a public offer of securities in the UAE in accordance with relevant laws of the UAE, in particular, the Commercial Companies Law, Federal law No. 8 of 1984 (as amended). The warrants may not be offered to the public in the UAE. The warrants may only be offered and issued to a limited number of investors in the UAE who qualify as sophisticated investors under the relevant laws and regulations of the UAE. The underwriter represents and warrants that the warrants will not be offered, sold, transferred or delivered to the public in the UAE.

Notice to Prospective Investors in the Dubai International Financial Centre

This statement relates to an “exempt offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This statement is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus supplement nor taken steps to verify the information set out in it, and has no responsibility for it. The warrants to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the warrants offered should conduct their own due diligence on the warrants. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser. For the avoidance of doubt, the warrants are not interests in a “fund” or “collective investment scheme” within the meaning of either the Collective Investment Law (DIFC Law No. 1 of 2006) or the Collective Investment Rules Module of the Dubai Financial Services Authority Rulebook.

VALIDITY OF THE WARRANTS

The validity of the warrants offered hereby will be passed upon for us by King & Spalding LLP, Atlanta, Georgia and for the underwriters by Sullivan & Cromwell LLP, New York, New York. Sullivan & Cromwell LLP will rely as to matters of Georgia law upon the opinions of King & Spalding LLP and Raymond D. Fortin, Esq., Corporate Executive Vice President, General Counsel and Corporate Secretary of SunTrust. As of September 15, 2011, Mr. Fortin owned 233,934 shares of our common stock inclusive of options to purchase 128,613 shares of our common stock, which he is deemed to beneficially own in accordance with Rule 13d-3, and inclusive of 67,426 shares of restricted stock which remain subject to forfeiture until vested. Sullivan & Cromwell LLP regularly performs legal services for SunTrust and its affiliates. Certain other legal matters will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2010, 2009 and 2008 and the effectiveness of our internal control over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

SunTrust Banks, Inc.

Senior Debt Securities

Subordinated Debt Securities

Junior Subordinated Debt Securities

Purchase Contracts

Units

Warrants

Depositary Shares

Preferred Stock

Common Stock

Guarantees

SunTrust Capital X

SunTrust Capital XI

SunTrust Capital XII

SunTrust Capital XIII

SunTrust Capital XIV

SunTrust Capital XV

SunTrust Capital XVI

SunTrust Capital XVII

Trust Preferred Securities

The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

These securities will be our equity securities or unsecured obligations, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 3, 2009

Unless the context requires otherwise, references to (1) “we,” “us,” “our” or similar terms are to SunTrust Banks, Inc. and its subsidiaries and (2) the “Trusts” are to SunTrust Capital X, SunTrust Capital XI, SunTrust Capital XII, SunTrust Capital XIII, SunTrust Capital XIV, SunTrust Capital XV, SunTrust Capital XVI and SunTrust Capital XVII, Delaware statutory trusts and the issuers of the trust preferred securities.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we and the Trusts filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, senior debt securities, subordinated debt securities, junior subordinated debt securities, purchase contracts, units, warrants, preferred stock, depositary shares representing interests in preferred stock, and common stock in one or more offerings. The Trusts may sell trust preferred securities representing undivided beneficial interests in the Trusts, which may be guaranteed by SunTrust, to the public.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call 212-656-3000.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other

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than, in each case, information that is deemed not to have been filed in accordance with SEC rules), until we sell all the securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Quarterly Report on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

•

Current Reports on Form 8-K dated November 14, 2008 (Form 8-K/A filed on January 5, 2009), January 1, 2009, January 7, 2009, January 22, 2009 (except Items 2.02 and 7.01 and the related Exhibits 99.1 and 99.2 included in Item 9.01), February 10, 2009, February 10, 2009 (Form 8-K/A filed on April 2, 2009), April 28, 2009, May 6, 2009, May 15, 2009, June 1, 2009, June 8, 2009, June 17, 2009 and June 25, 2009;

•

the description of SunTrust’s Perpetual Preferred Stock, Series A, no par value and $100,000 liquidation preference per share, contained in our Registration Statement on Form 8-A, under Section 12(b) of the Exchange Act, filed September 12, 2006, including any amendment or report filed for the purpose of updating such description; and

•

the description of SunTrust’s common stock, $1.00 par value per share, contained in our Registration Statement on Form 8-A, under Section 12(b) of the Exchange Act, filed March 5, 2003, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:

SunTrust Banks, Inc.

303 Peachtree Street, NE

Atlanta, Georgia 30308

Telephone: 404-658-4879

Attn: Corporate Secretary

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, some legal matters will be passed upon for us by our counsel, King & Spalding LLP or by Raymond D. Fortin, Corporate Executive Vice President, General Counsel and Corporate Secretary of SunTrust. Richards, Layton & Finger, P.A., special Delaware counsel to the Trusts, will pass upon certain legal matters for the Trusts. As of September 1, 2009, Mr. Fortin beneficially owned 163,125 shares of SunTrust common stock (which amount includes 136,139 shares that are subject to options or are otherwise forfeitable but which Mr. Fortin is deemed to own pursuant to Rule 13d-3). Any underwriters will be represented by their own legal counsel.

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EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements as of December 31, 2008 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The financial statements for the year ended December 31, 2006 incorporated by reference in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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SunTrust Banks, Inc.

6,008,902 Warrants

Each Warrant is to Purchase One Share of Common Stock

Deutsche Bank Securities

Co-Manager

Lebenthal & Co., LLC